================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                Ceres Group, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            [CERES GROUP, INC. LOGO]


        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2001

         Notice is hereby given that the 2001 Annual Meeting of Stockholders of Ceres Group, Inc. will be held at 17800 Royalton Road, Cleveland, Ohio, on Tuesday, June 12, 2001, at 2:00 p.m., local time, for the following purposes:

         1. To elect nine directors to hold office until the next annual election of directors and until their successors are elected and qualified (Proposal 1);

         2. To consider and vote upon a proposal to amend our 1998 Key Employee Share Incentive Plan to authorize an additional one million shares, to include non-employee directors, consultants and advisors as eligible recipients of options under the plan, and to include a provision limiting the maximum number of options or stock appreciation rights granted under the plan to any one employee (Proposal 2);

         3. To consider and vote upon a proposal to approve the QQLink.com, Inc. 2000 Key Employee Share Incentive Plan for our subsidiary, QQLink.com, Inc. (Proposal 3);

         4. To consider and vote upon a proposal to approve performance-based compensation for Peter W. Nauert, our Chairman of the Board, President and Chief Executive Officer (Proposal 4);

         5. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2001 (Proposal 5);

         6. To consider and transact any other business that may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the 2001 Annual Meeting or any adjournment thereof.

                                  By order of the Board of Directors,

                                  /s/ Linda S. Standish

                                  Linda S. Standish
May 1, 2001

                                CERES GROUP, INC.
                                -----------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of Ceres Group, Inc., a Delaware corporation, to be held on Tuesday, June 12, 2001 at 2:00 p.m., local time.

         This Proxy Statement and the accompanying notice and proxy card, together with our annual report to stockholders on Form 10-K/A for the year ended December 31, 2000 and our 2000 summary annual report, will first be sent to stockholders on or about May 1, 2001.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:       WHEN AND WHERE IS THE ANNUAL MEETING?
A: Our 2001 Annual Meeting of Stockholders will be held on Tuesday, June 12, 2001 at 2:00 p.m. local time at 17800 Royalton Road, Cleveland, Ohio 44136.

--------------------------------------------------------------------------------

Q:       WHAT ARE STOCKHOLDERS VOTING ON?
A:       -    Election of nine directors (Andrew A. Boemi, Michael A. Cavataio,
              Bradley E. Cooper, Susan S. Fleming, Rodney L. Hale, Robert J.
              Lunn, Peter W. Nauert, William J. Ruh and Robert A. Spass).

         - Approval of amendments to our 1998 Key Employee Share Incentive Plan to authorize an additional one million shares, to include non-employee directors, consultants and advisors as eligible recipients of options under the plan and to include a provision limiting the number of options or stock appreciation rights granted under the plan to any one employee.

         - Approval of the QQLink.com, Inc. 2000 Key Employee Share Incentive Plan.

         - Approval of performance-based compensation for Peter W. Nauert, our Chairman of the Board, President and Chief Executive Officer.

         - Ratification of the appointment of Ernst & Young LLP as our independent accountants.

         If a proposal other than the five listed above is presented at the annual meeting, your signed proxy card gives authority to Charles E. Miller, Jr. and Kathleen L. Mesel to vote on any additional proposals.

--------------------------------------------------------------------------------

Q:       WHO IS ENTITLED TO VOTE?
A: Stockholders as of the close of business on April 20, 2001, the record date, are entitled to vote at the annual meeting. Each share of our common stock, par value $0.001 per share, is entitled to one vote. In addition, United Insurance Company of America, as the holder of our convertible voting preferred stock, will be entitled to vote its shares of convertible voting preferred as if the shares had been converted into common stock on the record date (1,310,454 shares of our common stock). The holder of our convertible voting preferred stock and the holders of our common stock will vote together as one class.

--------------------------------------------------------------------------------

Q:       HOW DO STOCKHOLDERS VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the five proposals. You have the right to revoke your proxy any time before the meeting by:
         -    notifying our corporate secretary,
         -    voting in person, or
         -    returning a later-dated proxy card.
         If you return your signed proxy card, but do not indicate your voting preferences, Charles E. Miller, Jr. and Kathleen L. Mesel will vote FOR the five proposals on your behalf.

--------------------------------------------------------------------------------

Q:       WHO WILL COUNT THE VOTE?
A: Representatives of National City Bank, our transfer agent, will tabulate the votes. Marlayna J. Jeanclerc and Linda S. Standish will act as inspectors of election.

--------------------------------------------------------------------------------

Q:       WHAT SHARES ARE INCLUDED ON YOUR PROXY CARD?
A: The number of shares printed on your proxy card represents all your shares, including shares you may own in Ceres' 401(k) savings plan, employee stock purchase plan and agent stock purchase plan. If you are an employee of Ceres and our insurance subsidiaries, the shares in your 401(k) savings account and stock purchase plan account will be voted in accordance with your instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, we have been advised by the 401(k) plan administrator and the plan trustee that your shares will be voted in favor of each of the nominated directors and each of the other four proposals.

--------------------------------------------------------------------------------

Q:       WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?
A: Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, National City Bank, at 800-622-6757.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:       WHAT CONSTITUTES A QUORUM?
A: As of the record date, 18,762,338 shares of our common stock, including 1,310,454 shares of common stock that United Insurance is entitled to cast as the holder of our convertible voting preferred stock, are entitled to vote at the annual meeting. A majority of the voting stock present or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against that proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------

Q:       WHO CAN ATTEND THE ANNUAL MEETING?
A:       All stockholders as of the record date, April 20, 2001, can attend.

--------------------------------------------------------------------------------

Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OWN?
A:       Together, as of April 20, 2001, they beneficially own approximately
         17.7 % of our common stock. (See page 42 for more details.)

--------------------------------------------------------------------------------

Q:       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A:       -    International Managed Care, LLC and International Managed Care
              (Bermuda), L.P. beneficially own 7,783,033 shares of our common stock, or 39.6%, as of the record date.
         -    Peter W. Nauert, our Chairman of the Board, President and Chief
              Executive Officer, beneficially owns 2,880,157 shares of our common stock, or 15.3%, as of the record date.

--------------------------------------------------------------------------------

Q:       WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?
A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by January 1, 2002 to Corporate Secretary, Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136, and must be in accordance with the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934. See page 49 for more details.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:       HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF CERES?
A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Executive Committee, c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136. Recommendations must be received by January 16, 2002. See page 49 for more details.

--------------------------------------------------------------------------------

Q:       WHO PAYS FOR THE SOLICITATION EXPENSES?

A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

--------------------------------------------------------------------------------

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The number of directors has been fixed at nine, and nine directors are currently in office. At the annual meeting, shares represented by proxies, unless otherwise specified, will be voted FOR the election of the nine nominees to hold office until the next annual election of directors and, in each case, until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose. In the election of directors, the nine nominees receiving the greatest number of votes will be elected. Broker non-votes will not count in favor of or against election of any nominee.

         Pursuant to the provisions of a voting agreement, dated July 1, 1998, which was amended and restated on July 25, 2000, between Ceres and some of its stockholders, including International Managed Care, LLC (formerly Insurance Partners, L.P.), International Managed Care (Bermuda), L.P. (formerly Insurance Partners Offshore (Bermuda), L.P.), Strategic Acquisition Partners, LLC, Turkey Vulture Fund XIII, Ltd. and their assignees, the nine directors currently in office have been nominated for re-election by the Board of Directors at the annual meeting. See "Voting Agreement" on page 41.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ANDREW BOEMI, MICHAEL CAVATAIO, BRADLEY COOPER, SUSAN FLEMING, RODNEY HALE, ROBERT LUNN, PETER NAUERT, WILLIAM RUH AND ROBERT SPASS.

                                  PROPOSAL TWO
              AMENDMENTS TO 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
                 TO AUTHORIZE AN ADDITIONAL ONE MILLION SHARES,
                 TO INCLUDE NON-EMPLOYEE DIRECTORS, CONSULTANTS
               AND ADVISORS AS ELIGIBLE RECIPIENTS UNDER THE PLAN
              AND TO LIMIT THE MAXIMUM NUMBER OF OPTIONS AND STOCK
          APPRECIATION RIGHTS THAT CAN BE GRANTED TO ANY ONE EMPLOYEE

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND THE REVISED TEXT OF THE 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN ATTACHED AS ANNEX A IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE.

         The plan, adopted by stockholders at the 1999 annual meeting and amended at the 2000 annual meeting, provides incentives to our key employees by encouraging these employees to acquire a larger share ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in its success. The plan permits the grant to employees, including officers and directors who are employees, of non-transferable non-qualified stock options or incentive stock options to purchase shares of our common stock and the grant of non-transferable options to receive payments based on the appreciation of our common stock, or stock appreciation rights. The plan currently authorizes 1,000,000 shares of our common stock available for issuance under the plan.

         Our Board of Directors believes that an additional share reserve will allow us to provide the necessary incentives to eligible recipients. Accordingly, on March 13, 2001, the Board adopted an amendment to the plan, subject to your approval, to increase the total number of shares of our common stock available for issuance under the plan by an additional 1,000,000 shares to a total of 2,000,000 shares of our common stock. As of April 20, 2001, a total of 1,508,337 shares were subject to granted options, leaving, after approval of this amendment, 491,663 shares available for future options or awards.

         Our Board of Directors also believes that this incentive plan should be made available to non-employee directors, consultants and advisors and should limit the number of options or stock appreciation rights granted to any one employee annually. Accordingly, on March 13, 2001, the Board also adopted amendments to the plan, subject to your approval, to include non-employee directors, consultants and advisors and to limit the number of options or stock appreciation rights granted to any one employee annually.

         The language of the proposed amendments is attached to this proxy statement as ANNEX A. The principal features of the plan, assuming approval of the amendments, are described below.

DESCRIPTION OF THE PLAN

         The plan provides for the grant to employees, including officers and directors who are employees, of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986 or the grant of non-qualified stock options to eligible employees, non-employee directors, consultants and advisors, and for the grant of stock appreciation rights. Incentive stock options may be exercisable for up to ten years at an option price of not less than the fair market value of our common stock on the date that the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of our common stock in the case of an officer or other key employee who owns, at the time the option is granted, more than ten percent of our common stock. Holders of incentive stock options qualify for favorable tax treatment. See "Summary of Federal Income Tax Consequences." Non-qualified stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Compensation Committee of our Board of Directors may determine.

         The plan is administered by the Compensation Committee of our Board of Directors, which is charged with designating those persons to whom options or stock appreciation rights are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time when an option or stock appreciation right may be exercised and whether stock appreciation rights will be made part of any options.

         Options granted under the plan are subject to the following restrictions, among others:

         - the per share exercise price for incentive stock options must be equal to or greater than 100% of the fair market value of a share of our common stock on the date of grant of the option;

         - no option may be exercisable after the expiration of ten years from the date of its grant; and

         - options granted under the plan are subject to transfer restrictions as follows:

              - no option or stock appreciation right shall be transferable by the optionee other than by will or the laws of descent and distribution; and

              - no option granted can be pledged or hypothecated, nor can it be subject to execution, attachment or similar process.

         The plan limits the maximum number of options or stock appreciation rights granted to any one employee under the plan to 500,000 shares annually.

         The Compensation Committee may condition the exercise of any option upon the continued employment of the optionee with us, and may make such option immediately exercisable. However, the Committee will require that from the date of grant of any incentive stock option until three months prior to the date such option is exercised, such optionee must be an employee of Ceres or a subsidiary.

         If an optionee's employment with us is terminated by reason of a permanent and total disability or death, then his or her incentive options or stock appreciation rights will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her options or stock appreciation rights will terminate on the effective date of such termination. Options and stock appreciation rights become immediately exercisable in the event of a change in control (as defined in the plan) of Ceres.

         Options exercised by the optionee may be paid in cash or by check or, with the consent of the Compensation Committee, in whole or in part with a surrender of our common stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee, in its sole discretion, may approve other methods of exercise for an option or payment of an option price, provided that no such method may cause any incentive stock option granted under the plan to not qualify under Section 422 of the Code or cause any shares of our common stock issued in connection with the exercise of an option not to be fully paid and non-assessable shares of common stock.

         Stock appreciation rights may be granted by the Compensation Committee to key employees, non-employee directors, consultants and advisors as a right in tandem with the number of shares of common stock underlying options granted to such eligible recipient under the plan or on a stand-alone basis with respect to a number of shares of common stock for which an option has not been granted. No optionee is entitled to a grant of a stock appreciation right solely as a result of the grant of an option to such optionee. Stock appreciation rights are the right to receive payment per share of the stock appreciation rights exercised in shares of our common stock, in cash, or check, or a combination of cash, or check, and shares of common stock equal to the excess of the common stock's fair market value on the date of exercise over its fair market value on the date the stock appreciation right was granted. Exercise of a stock appreciation right issued in tandem with an option will result in the reduction of the number of shares of our common stock underlying the related option to the extent of the stock appreciation right exercise. After the grant of a stock appreciation right, an optionee intending to rely on an exemption from Section 16(b) of the Exchange Act is required to hold such stock appreciation right for six months from the date the price for such stock appreciation right is fixed to the date of cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, a stock appreciation right must be exercised by an optionee subject to Section 16(b) only during the period beginning on the third business day following the release of a summary statement of our quarterly or annual sales and earnings and ending on the twelfth business day following said date.

         Our Compensation Committee, subject to the approval of the Board of Directors, has the authority to amend, modify, suspend or terminate the plan, provided that no such action impairs the rights of the holder of any outstanding option or stock appreciation right without the written consent of such holder, and provided further that certain amendments of the plan are subject to stockholder approval. Unless terminated sooner, the plan will terminate on September 30, 2008.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Stock Options

         Generally. An optionee generally will not recognize income upon the grant of a non-qualified stock option. If an optionee receives unrestricted shares of our common stock upon the exercise of a non-qualified stock option, the optionee will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned shares of common stock over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short-term depending on the holding period beginning on the date the shares are acquired.

         Tax Consequences to Ceres. To the extent that an optionee recognizes ordinary income, we will generally be entitled to a corresponding deduction assuming that the deduction is not disallowed by Section 162(m) of the Code. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

Incentive Stock Options

         Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he or she ceases to be an employee of Ceres or a subsidiary or one year if he or she ceases to be an employee due to disability. To satisfy the holding period requirement, an optionee must not sell or dispose of the optioned shares of our common stock before two years from the grant of the option and must hold the optioned shares of our common stock more than one year after the common stock are transferred to the optionee. If these requirements are satisfied, upon the sale of the shares of our common stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between the optionee's basis in our common stock and the net proceeds of the sale.

         Disqualifying Disposition. If shares of our common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, a disqualifying disposition, the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned shares of our common stock on the date of the exercise of the incentive stock option over the exercise price.

         Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time of exercise of the option, or, if later, at the time at which the stock is freely transferable or not subject to a substantial risk of forfeiture.

         Tax Consequences to Ceres. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for us. However, to the extent that an optionee recognizes ordinary income as the result of a disqualifying disposition, we will generally be entitled to a corresponding deduction, assuming that the deduction is not disallowed by Section 162(m) of the Code.

Stock Appreciation Rights

         Generally. The recipient of stock appreciation right awards generally will not recognize income at the time a stock appreciation right is granted, but will recognize ordinary income upon the exercise of a stock appreciation right equal to the sum of:

         -    the gross cash proceeds payable, and

         -    the fair market value on the exercise date of any shares received.

         Tax Consequences to Ceres. We will be entitled to a tax deduction with respect to a stock appreciation right at the same time in the same amount as the recipient recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code.

         The following table sets forth options under the plan that were granted, subject to approval of the amendments to the plan, to executive officers as a group and non-executive officer employees as a group. Generally, each of the options set forth below vests in three years.



                                                                   NUMBER OF SHARES UNDERLYING
                                                                      OPTIONS TO BE GRANTED
     DATE OF GRANT                        NAME                           UNDER THE PLAN             EXERCISE PRICE
     -------------                        ----                           --------------             --------------

January 19, 2001          Executive Officers as a Group                      150,000                 $6.625 - 8.00

                          Non-Executive Officer Employees as a
                          Group                                              223,333                $5.875 - 9.357

March 15, 2001            Executive Officers as a Group                         -                          -

                          Non-Executive Officer Employees as a
                          Group                                               25,000                     $6.50

April 10, 2001            Executive Officers as a Group*                     250,000                     $5.12

----------

*Granted pursuant to Mr. Nauert's new employment agreement and vesting on April 10, 2003.

         Approval of the amendments to the plan requires the affirmative vote of the holders of a majority of our voting stock present in person or represented by proxy and entitled to vote at the annual meeting. The enclosed proxy card will be voted FOR this proposal unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO OUR 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN.

                                 PROPOSAL THREE
                          APPROVAL OF QQLINK.COM, INC.
                     2000 KEY EMPLOYEE SHARE INCENTIVE PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND THE COMPLETE TEXT OF THE QQLINK.COM, INC. 2000 KEY EMPLOYEE SHARE INCENTIVE PLAN ATTACHED AS ANNEX B IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE.

         On March 13, 2001, Ceres' Board of Directors approved the adoption of the QQLink.com, Inc. 2000 Key Employee Share Incentive Plan. QQLink.com, Inc. is a subsidiary of Ceres. QQLink is an agent-linked e-commerce exchange dedicated to empowering participating agents with Internet technology by combining a traditional agent distribution system with direct online sales of insurance and other financial service products. Ceres owns 94% of QQLink with the remaining 6% primarily owned by 15 of Ceres' agents. These QQLink investors own 2,550,000 shares of Class A common stock of QQLink. Ceres owns all of the authorized, issued and outstanding shares of Class B common stock of QQLink. The QQLink 2000 Key Employee Share Incentive Plan is effective upon QQLink and Ceres stockholder approval of the plan. The Board recommends approval of this incentive plan to provide a necessary reward to the key employees of QQLink, Ceres or their subsidiaries by increasing their proprietary interest in QQLink and enhancing their personal financial interest in its success. The plan authorizes 4,000,000 shares of Class A common stock of QQLink available for issuance under the plan.

         The principal features of the QQLink 2000 Key Employee Share Incentive Plan are described below.

DESCRIPTION OF THE PLAN

         This plan provides key employees of QQLink, Ceres or their subsidiary corporations with the opportunity to acquire equity interest in QQLink by making available for award or purchase shares of QQLink Class A common stock, par value $0.001 per share, through the grant of nontransferable options to purchase shares of QQLink Class A common stock and the grant of nontransferable options to receive payments based on the appreciation of QQLink Class A common stock. The plan provides for the grant of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 for the grant of non-qualified stock options and for the grant of stock appreciation rights. Incentive stock options may be exercisable for up to ten years at an option price of not less than the fair market value of QQLink Class A common stock on the date that the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of QQLink Class A common stock in the case of an officer or other key employee who owns, at the time the option is granted, more than ten percent of QQLink Class A common stock. Holders of incentive stock options qualify for favorable tax treatment. See "Summary of Federal Income Tax Consequences." Non-qualified stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Compensation Committee of the QQLink Board of Directors may determine.

         The plan will be administered by the Compensation Committee of the QQLink Board of Directors, which is charged with designating those persons to whom options or stock appreciation rights are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time when an option or stock appreciation right may be exercised and whether stock appreciation rights will be made part of any options.

         Options granted under the plan are subject to the following restrictions, among others:

         - the per share exercise price for incentive stock options must be equal to or greater than 100% of the fair market value of a share of QQLink Class A common stock on the date of the option grant;

         - no option may be exercisable after the expiration of ten years from the date of its grant; and

         - options granted under the plan are subject to transfer restrictions as follows:

              - no option or stock appreciation right shall be transferable by the optionee other than by will or the laws of descent and distribution; and

              - no option granted can be pledged or hypothecated, nor can it be subject to execution, attachment or similar process.

         The plan limits the maximum number of options or stock appreciation rights granted to any one employee under the plan to 200,000 shares annually.

         The QQLink Compensation Committee may condition the exercise of any option upon the continued employment of the optionee with QQLink, Ceres or one of their subsidiaries, and may make such option immediately exercisable. However, the Committee will require that from the date of grant of any incentive stock option until three months prior to the date such option is exercised, such optionee must be an employee of QQLink, Ceres or a subsidiary.

         If an optionee's employment with QQLink, Ceres or one of their subsidiaries is terminated by reason of a permanent and total disability or death, then his or her incentive options or stock appreciation rights will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her options or stock appreciation rights will terminate on the effective date of such termination. Options and stock appreciation rights become immediately exercisable in the event of a change in control (as defined in the plan) of QQLink.

         Options exercised by the optionee may be paid in cash or by check or, with the consent of the QQLink Compensation Committee, in whole or in part with a surrender of shares of QQLink

Class A common stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee, in its sole discretion, may approve other methods of exercise for an option or payment of an option price, provided that no such method may cause any incentive stock option granted under the plan to not qualify under Section 422 of the Code or cause any shares of QQLink Class A common stock issued in connection with the exercise of an option not to be fully paid and non-assessable shares of QQLink Class A common stock.

         Stock appreciation rights may be granted by the Compensation Committee to key employees as a right in tandem with the number of shares of QQLink Class A common stock underlying options granted to such employees under the plan or on a stand-alone basis with respect to a number of shares of Class A common stock for which an option has not been granted. No optionee is entitled to a grant of a stock appreciation right solely as a result of the grant of an option to such optionee. Stock appreciation rights are the right to receive payment per share of the stock appreciation rights exercised in shares of QQLink Class A common stock, in cash, or check, or a combination of cash, or check, and shares of Class A common stock equal to the excess of the Class A common stock's fair market value on the date of exercise over its fair market value on the date the stock appreciation right was granted. Exercise of a stock appreciation right issued in tandem with an option will result in the reduction of the number of shares of QQLink Class A common stock underlying the related option to the extent of the stock appreciation right exercise. After the grant of a stock appreciation right, an optionee intending to rely on an exemption from Section 16(b) of the Exchange Act is required to hold such stock appreciation right for six months from the date the price for such stock appreciation right is fixed to the date of cash settlement. Additionally, in order to remain exempt from
Section 16(b) of the Exchange Act, a stock appreciation right must be exercised by an optionee subject to Section 16(b) only during the period beginning on the third business day following the release of a summary statement of our quarterly or annual sales and earnings and ending on the twelfth business day following said date.

         The QQLink Compensation Committee, subject to the approval of the QQLink Board of Directors, has the authority to amend, modify, suspend or terminate the plan, provided that no such action impairs the rights of the holder of any outstanding option or stock appreciation right without the written consent of such holder, and provided further that certain amendments of the plan are subject to Ceres' stockholder approval. Unless terminated sooner, the plan will terminate on January 1, 2011.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Stock Options

         Generally. An optionee generally will not recognize income upon the grant of a non-qualified stock option. If an optionee receives unrestricted shares of QQLink Class A common stock upon the exercise of a non-qualified stock option, the optionee will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned shares of QQLink Class A common stock over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

         Tax Consequences to QQLink. To the extent that an optionee recognizes ordinary income, QQLink will generally be entitled to a corresponding deduction assuming that the deduction is not disallowed by Section 162(m) of the Code. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

Incentive Stock Options

         Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he or she ceases to be an employee of QQLink, Ceres or a subsidiary or one year if he or she ceases to be an employee due to death or disability. To satisfy the holding period requirement, an optionee must not sell or dispose of the optioned shares of QQLink Class A common stock before two years from the grant of the option and must hold the optioned shares of QQLink Class A common stock more than one year after the QQLink Class A common stock are transferred to the optionee. If these requirements are satisfied, upon the sale of the shares of QQLink Class A common stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between the optionee's basis in QQLink Class A common stock and the net proceeds of the sale.

         Disqualifying Disposition. If shares of QQLink Class A common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, a disqualifying disposition, the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned shares of QQLink Class A common stock on the date of the exercise of the incentive stock option over the exercise price.

         Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time of exercise of the option, or, if later, at the time at which the stock is freely transferable or not subject to a substantial risk of forfeiture.

         Tax Consequences to QQLink. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for QQLink. However, to the extent that an optionee recognizes ordinary income as the result of a disqualifying disposition, QQLink will generally be entitled to a corresponding deduction, assuming that the deduction is not disallowed by
Section 162(m) of the Code.

Stock Appreciation Rights

         Generally. The recipient of stock appreciation right awards generally will not recognize income at the time a stock appreciation right is granted, but will recognize ordinary income upon the exercise of a stock appreciation right equal to the sum of:

         -    the gross cash proceeds payable, and

         -    the fair market value on the exercise date of any shares received.

         Tax Consequences to QQLink. QQLink will be entitled to a tax deduction with respect to a stock appreciation right at the same time in the same amount as the recipient recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code.

         The following table sets forth options that were granted under the plan, subject to approval of the plan, on March 13, 2001 and April 10, 2001, to executive officers as a group and non-executive officer employees as a group. Each of the options vest on the third anniversary of the date of grant.

NAME                                       NUMBER OF SHARES     EXERCISE PRICE

Executive Officers as a Group                  2,000,000             $2.25
                                                 400,000             $1.50

Non-Executive Officer Employees as a Group       350,000             $1.25


         Approval of the QQLink.com 2000 Key Employee Share Incentive Plan requires the affirmative vote of the holders of a majority of our voting stock present in person or represented by proxy and entitled to vote at the annual meeting. The enclosed proxy card will be voted FOR this proposal unless the proxy holders are otherwise instructed.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE QQLINK.COM, INC. 2000 KEY EMPLOYEE SHARE INCENTIVE PLAN.

                                  PROPOSAL FOUR
                 ADOPTION OF PERFORMANCE-BASED COMPENSATION FOR
                  PETER W. NAUERT, OUR CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

         On April 10, 2001, we entered into an employment agreement with Peter
W. Nauert effective July 1, 2001, which includes certain performance-based compensation for Mr. Nauert. Our Compensation Committee and the Board of Directors recommended that all of the performance-based compensation payable to Mr. Nauert be submitted to stockholders for approval at this annual meeting.

         The performance-based compensation in Mr. Nauert's new employment agreement is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to certain employees, including Mr. Nauert. Certain types of compensation may be excluded from the limitations on deductibility, including compensation that qualifies as "performance-based compensation."

         The Internal Revenue Service, in the regulations promulgated under
Section 162(m) of the Code, has indicated that four conditions must be satisfied in order for compensation to qualify as performance-based. Compensation will not be subject to the deduction limit if the following four conditions are met:

         - it is payable on account of the attainment of one or more pre-established, objective performance goals;

         - the performance goals are established by a compensation committee of the board of directors that is comprised solely of two or more outside directors;

         - the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment; and

         - the compensation committee certifies that the performance goals have been satisfied before payment.

To comply with the provisions of the Code and to qualify the compensation payable to Mr. Nauert as performance-based compensation eligible for exclusion from the deduction limit, the performance-based compensation payable to Mr. Nauert is being submitted to stockholders for approval and adoption at this annual meeting.

         Pursuant to his new employment agreement effective July 1, 2001, Mr. Nauert will receive $750,000 per year in base salary. This agreement also establishes certain performance criteria based upon overall company performance for determining the maximum amount of performance-based compensation to Mr. Nauert, who has wide ranging responsibilities for the company's overall performance. The business criteria on which the performance goals are based may include our revenues, earnings per share, common stock price or a combination of each.

         The performance-based compensation payable to Mr. Nauert pursuant to his new employment agreement includes the following features:

         - Stock awards with a value at the time of issuance of up to $500,000 per year if certain performance-based targets are achieved;

         - A cash award in an amount equal to Mr. Nauert's federal, state and local taxes resulting from the payment of the stock awards. In no event will the tax payment for any year exceed 50% of the fair market value of the stock award to which it relates. For this purpose, the fair market value of a stock award shall be equal to the product of (i) the number of shares of our common stock, including fractional shares, paid to Mr. Nauert multiplied by (ii) the closing price of one (1) share of our common stock on the date of payment.

         - Stock options were granted to Mr. Nauert pursuant to his new employment agreement to purchase 250,000 shares of our common stock. The stock options were granted to Mr. Nauert on April 10, 2001 with an exercise price of $5.12 per share. These options will vest on April 10, 2003 if Mr. Nauert is still employed by Ceres.

         - Mr. Nauert will participate in our officer bonus plan. If Ceres reaches certain set earnings per share target levels, Mr. Nauert will receive a percentage of his base salary as incentive pay. The maximum amount Mr. Nauert is entitled to receive in any one year under this plan is 100% of his base salary, or $750,000.

         In addition, Mr. Nauert was granted options to purchase 2,000,000 shares of Class A common stock of QQLink with an exercise price of $2.25 per share. These options vest three years from the date of grant.

         For more information regarding Mr. Nauert's new employment agreement, see "Employment Agreements--Peter W. Nauert."

         Approval of this Proposal requires the affirmative vote of the majority of our voting stock present in person or represented by proxy and entitled to vote at the annual meeting. The enclosed Proxy will be voted FOR this proposal unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF PERFORMANCE-BASED COMPENSATION FOR PETER W. NAUERT, OUR CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                                  PROPOSAL FIVE
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP has been our independent public accountants since August 1998. Representatives of Ernst & Young have direct access to members of our Audit Committee and regularly attend their meetings. Representatives of Ernst & Young are expected to attend the annual meeting to answer appropriate questions and make a statement if they desire.

         In 2000, the Audit Committee reviewed all services provided by Ernst & Young to ensure that they were within the scope previously approved by the committee.

         Although our Bylaws do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of our voting stock present in person or by proxy and entitled to vote at the meeting in order to ratify Ernst & Young as independent accountants for the fiscal year ending December 31, 2001. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of action, or if its engagement is discontinued by action of our Board of Directors, the Board will appoint other independent accountants whose continued engagement after the next annual meeting of stockholders will be subject to ratification by you.


         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                               BOARD OF DIRECTORS

         Based on information as of April 20, 2001, the following describes the age, position with Ceres, principal occupation and business experience during the past five years, and other directorships of each person nominated for election as a director. Pursuant to the provision of the voting agreement, all of the nominees are currently directors and have been nominated for re-election by the Board of Directors for election at the annual meeting. See "Voting Agreement" on page 41.

NAME                            AGE                          POSITION                             DIRECTOR SINCE
----                            ---    ----------------------------------------------------       --------------
Peter W. Nauert                  57    Chairman of the Board, President and Chief                       1998
                                       Executive Officer
Andrew A. Boemi                  56    Director                                                         1997
Michael A. Cavataio              57    Director                                                         1997
Bradley E. Cooper                34    Director                                                         1998
Susan S. Fleming                 31    Director                                                         2000
Rodney L. Hale                   60    Director                                                         2000
Robert J. Lunn                   51    Director                                                         2001
William J. Ruh                   40    Director                                                         2000
Robert A. Spass                  45    Director                                                         1998


         Mr. Nauert has been the President, Chief Executive Officer and a director of Ceres since July 3, 1998 and Chairman of the Board since June 10, 1999. Mr. Nauert joined Ceres in July 1998 after the expiration of his non-compete with Pioneer Financial Services, Inc., a company that underwrites and markets health insurance, life insurance and annuities throughout the United States. Mr. Nauert served as Chief Executive Officer of Pioneer Financial Services Inc. from 1982 to 1997, and as Chairman from 1988 to 1997. Mr. Nauert had been employed in an executive capacity by one or more of the insurance subsidiaries of Pioneer Financial Services from 1968 to 1997.

         Mr. Boemi has been managing director of Turnaround Capital Partners, L.P., a company engaged in investing in small to mid-sized public and private companies in the early turnaround stages, since 1997. In 1997, Mr. Boemi served as the managing director of Marietta Capital Partners, a company engaged in private investment banking and corporate restructuring. From 1990 to 1996, Mr. Boemi was a partner of S-K Partners, Ltd., where he specialized in financial and operational turnarounds of small to mid-sized companies and crisis management.

         Mr. Cavataio is a real estate developer in northern Illinois and southern Wisconsin. He served as a director of Pioneer Financial Services from 1986 to 1997 and served as Vice Chairman from 1995 to 1997. Mr. Cavataio has served as a director of Firstar Bank of Northern Illinois since 1988 and as a director of AON Funds, Inc., a subsidiary of AON Corp., a multi-line insurance and brokerage company, since 1994.

         Mr. Cooper has been a partner and co-founder of Capital Z Partners since 1998. He currently serves on the Board of Directors of Superior National Insurance Group, Highland Insurance Group, American Capital Access Holdings, Universal American Finance Corp., eStellarnet, Inc., and Inlumen, Inc. From 1994 to 1998, Mr. Cooper served as a partner of Insurance Partners, L.P. that executed investments in property and casualty insurers, life and health insurers, healthcare services firms, and related insurance businesses. Prior to the formation of Insurance Partners, L.P., he was a Vice President of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Advisors, Inc., Mr. Cooper was an investment banker in the Financial Institutions Group at Salomon Brothers, Inc.

         Ms. Fleming has been a principal of Capital Z since 1998. She serves on the Board of Directors of Universal American Financial Corp. and Access Coverage Corp. From 1994 to 1998, Ms. Fleming served as a Vice President of Insurance Partners I, L.P., where she assisted in the successful completion of numerous investments. Ms. Fleming also was an investment banking analyst with Morgan Stanley & Co., working in the financial institutions M&A group and in firm management from 1992 to 1994.

         Mr. Hale has been the president of International Insurance Investment Strategies, a consulting firm specializing in strategic alternatives for the life insurance industry, since 1993. Since 1995, he has owned Sterling Investors Life Insurance Company, a life and accident and health insurance company.

         Mr. Lunn is the founder of Lunn Partners, L.L.C., a private investment banking firm established in 1994. He is the firm's managing partner and chief investment officer, overseeing all investment activities. Prior to establishing Lunn Partners, Mr. Lunn was a managing director at Lehman Brothers and a member of Lehman Brokers' Operating Committee. He was head of the Financial Services Division, which included Private Client Services, Global Management, Performance Based Funds Management, and Securities Lending. Mr. Lunn was with Morgan Stanley & Co. from 1977-1994. Mr. Lunn serves on the board of Shaw Industries.

         Mr. Ruh has been a principal and co-founder of Castle Creek Capital, an investment management company, since 1995. He is also a co-founder and has been a principal of Belle Plaine Financial, a registered broker/dealer that conducts financial advisory services and places private equity investments, since 1995. Mr. Ruh worked for Bank One Corporation and Maboun Securities prior to founding Castle Creek and Belle Plaine. Mr. Ruh presently serves as a director of Veristar Corporation and First Community Bank of the Desert.

         Mr. Spass has been a Partner and co-founder of Capital Z Partners, an investment management company, since 1998. Prior to co-founding Capital Z, Mr. Spass was the managing partner and co-founder of Insurance Partners I, L.P. Mr. Spass served as president and chief executive officer of International Insurance Advisors, Inc., an investment management company, from 1990 to 1994. Mr. Spass is a director of USI Insurance Services, Universal American Financial Corporation, Superior National Insurance Group, Highlands Insurance Group and Aames Financial Corp.

COMPOSITION OF THE BOARD OF DIRECTORS

         Our Board of Directors has nine members. The directors are elected by our stockholders at the annual meeting and each director holds office until the next annual meeting and until his successor is properly elected. Some of our stockholders have entered into a voting agreement that governs who they will vote for as directors. For more information on this voting agreement, see "Voting Agreement" on page 41.

DIRECTOR COMPENSATION

         In 2000, our directors, with the exception of Messrs. Cooper, Nauert and Spass and Ms. Fleming, received a $2,500 quarterly retainer and each chairman of a committee received a $5,000 annual fee for serving as a chairman of a committee. In 2001, each director, except for Mr. Nauert, will receive a $2,500 quarterly retainer, non-qualified stock options to purchase 5,000 shares of our common stock and each chairman of a committee will receive a $5,000 annual fee for serving as a chairman of a committee.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms were filed in a timely manner during 2000.

BOARD COMMITTEES

         Our Board of Directors met four times in 2000 and took action by written consent nine times. During 2000, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

         Our Board of Directors has standing executive, compensation, investment and audit committees.

         Executive Committee. Our Executive Committee has all powers of our Board of Directors in the management of our business and affairs between Board meetings except the power to fill vacancies on the Board or its committees. The Executive Committee also functions as a nominating committee. As a nominating committee, the Executive Committee seeks qualified persons to serve as directors and makes recommendations to the Board of Directors. Currently, the members of the Executive Committee are Mr. Nauert (Chairman), Mr. Cavataio, Mr. Ruh and Mr. Spass. The Executive Committee took action by written consent seven times during 2000.

         Investment Committee. Our Investment Committee establishes policies for our investments and monitors their management. Currently, the members of the Investment Committee are Mr. Cavataio (Chairman), Mr. Boemi and Mr. Hale. The Investment Committee met three times and took action by written consent twice during 2000.

         Compensation Committee. Our Compensation Committee is responsible for determining the compensation of our executive officers and administering our various stock plans. Currently, the members of the Compensation Committee are Mr. Ruh (Chairman), Mr. Cooper and Mr. Hale. The Compensation Committee met once and took action by written consent six times during 2000.

         Audit Committee. Our Audit Committee recommends to our Board the firm of independent accountants to serve us and reviews the scope, performance and results of the annual audit. In accordance with its written charter that was approved and adopted by our Board in 2000, our Audit Committee assists our Board of Directors in monitoring:

         -    the integrity of our financial statements;
         -    our compliance with legal and regulatory requirements; and
         - the independence and performance of our internal and external auditors.

         The Audit Committee's current composition satisfies the regulations of the Nasdaq Stock Market, Inc. governing audit committee composition. A copy of our Audit Committee Charter is attached to this Proxy Statement as ANNEX C.

         Currently, the members of the Audit Committee are Mr. Boemi (Chairman), Mr. Cavataio and Ms. Fleming. The Audit Committee met seven times and took action by written consent once during 2000.

                             AUDIT COMMITTEE REPORT

         In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements with management. The Audit Committee also discussed with our independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee reviewed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under generally accepted auditing standards.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the Audit Committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

         In reliance upon the Audit Committee's reviews and discussions with management and our independent auditors, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors, and the Board concurred in such recommendation, subject to the ratification of the appointment by the stockholders at the annual meeting.

Principal Accounting Firm Fees.

         The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2000, by our principal accounting firm, Ernst & Young LLP:

Audit Fees                                                             $623,272
Financial Information Systems Design and Implementation
Fees                                                                         --
All Other Fees, including fees for tax consulting, Department of Insurance examination, acquisitions and other non-audit
services                                                                182,650
                                                                       --------
                                    TOTAL                              $805,922
                                                                       ========


                                                           AUDIT COMMITTEE
                                                           ANDREW A. BOEMI
                                                           MICHAEL A. CAVATAIO
                                                           SUSAN S. FLEMING

                                          EXECUTIVE OFFICERS

NAME                            AGE                    POSITION                                    OFFICER SINCE
----                            ---    ----------------------------------------------------        -------------
Peter W. Nauert(1)               57    Chairman of the Board, President and Chief Executive             1998
                                       Officer
Bruce M. Henry                   42    Chief Marketing Officer and President of Ceres Sales,            2000
                                       LLC
Charles E. Miller, Jr.           50    Executive Vice President and Chief Financial Officer             1998
Mark A. Nielsen                  48    President of Senior Health Division                              2001
Anthony J. Pino                  53    Executive Vice President                                         1999



(1) Biographical information on Mr. Nauert can be found under "Board of Directors."

         Mr. Henry has been our Chief Marketing Officer since June 2000 and President of Ceres Sales, LLC since March 2001. He was our Chief Sales Officer since joining us in July 1998. From 1996 to 1998, Mr. Henry was National Sales Director for Design Benefit Plans, a marketing subsidiary of Pioneer Financial Services. Prior to 1996, Mr. Henry was regional sales manager for a subsidiary of Pioneer Financial Services.

         Mr. Miller has been our Executive Vice President and Chief Financial Officer since October 1998. From 1996 to 1998, he was a principal and president of Wellington Partners, Inc., an insurance acquisition company. Mr. Miller was also a consultant to the Insurance Partners' funds. Before 1996, Mr. Miller was executive vice president, chief financial officer and a director of Harcourt General Insurance Companies.

         Mr. Nielsen has served as President of our Senior Health Division since March 2001. Since July 2000, he has served as President of Continental General Insurance Company, a subsidiary of Ceres. He has served as President of The Pyramid Life Insurance Company, a subsidiary of Ceres, since 1996 and in various vice president capacities for Pyramid Life since 1978.

         Mr. Pino has served as Executive Vice President of Ceres since February 2000 and was Senior Vice President of Ceres from August 1999 to February 2000. From June to August 1999, he was a consultant to Ceres. From 1996 to 1999, Mr. Pino was president of National Health Services, Inc., a managed care subsidiary of United Payors & United Providers, an intermediary between health care payors and health care providers. From 1991 to 1996, Mr. Pino was executive vice president of Pioneer Financial Services and president of National Group Life Insurance Company, a subsidiary of Pioneer.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the annual compensation paid with respect to the calendar years ended December 31, 2000, 1999 and 1998, to our Chief Executive Officer and our five most highly-compensated executive officers during 2000.

                                                                                              LONG TERM
                                                         ANNUAL COMPENSATION                 COMPENSATION
                                            -------------------------------------------      ------------       ALL OTHER
                                                                           OTHER              SECURITIES     COMPENSATION(3)
                                                                           ANNUAL               UNDERLYING   ---------------
NAME AND PRINCIPAL POSITION         YEAR     SALARY         BONUS(1)    COMPENSATION(2)          OPTIONS
---------------------------         ----     ------         --------    ---------------          -------

PETER W. NAUERT..............        2000         -0-           -0-         $1,236,777(4)                -                   -
Chairman of the Board,               1999         -0-           -0-            993,242(4)                -                   -
President and Chief                  1998         -0-           -0-                                500,000                   -
Executive Officer

BRUCE M. HENRY...............        2000    $258,000       $25,476             24,115              34,262             $33,873(5)
Chief Marketing Officer and          1999     176,900             -                  -              15,000                   -
President of Ceres Sales, LLC        1998     103,800             -                  -              25,000                   -

BILLY B. HILL, JR.(6)........        2000         -0-        30,570            166,353(7)           29,114             305,000
General Counsel                      1999         -0-             -            200,000(7)                -             240,000
                                     1998         -0-             -                  -             125,000             230,580

GLEN A. LAFFOON..............        2000     100,300         7,165              6,784               6,824             163,564(8)
Former Executive Vice                1999     215,200             -                  -              15,000               4,562
President and Assistant              1998     180,000             -                  -              25,000               1,000
Secretary of Ceres

CHARLES E. MILLER, JR........        2000     248,300        28,660             27,123              27,294               1,242
Executive Vice President             1999     211,900             -                  -              25,000             145,810(10)
and Chief Financial Officer          1998      93,000(9)          -                  -             100,000              12,000(10)

ANTHONY J. PINO..............        2000     234,400        19,106             18,086              43,196               1,242
Executive Vice President             1999      98,200             -                  -              25,000                 414

----------

(1) Unless otherwise indicated, the amounts in this column represent the bonus paid to each officer under the 1999 officer bonus plan. These amounts were earned in 1999 but paid in 2000.

(2) Unless otherwise indicated, the amounts in this column represent the fair market value on the date of grant of the stock award paid to each officer under the 1999 officer bonus plan. These amounts were earned in 1999 but paid in 2000.

(3) For the year 2000, $1,000 represents the contribution payable by us in stock to each of Messrs. Laffoon,

         Henry, Miller and Pino under our 401(k) plan, and for the year 1999, to each of Messrs. Laffoon and Miller under our 401(k) plan. For the year 1998, $1,000 represents the contribution payable by us to Mr. Laffoon under our 401(k) plan.

(4) In 2000, 1999 and 1998, Mr. Nauert received no cash salary. Under his current employment agreement, Mr. Nauert is entitled to a stock award payable in shares of our common stock and a cash payment equal to the amount of taxes payable on the stock award. In 2000, pursuant to his employment agreement, Mr. Nauert received 130,040 shares of our common stock valued at $883,412, and in 1999, Mr. Nauert received 108,108 shares of our common stock valued at $709,459. He is also entitled to an amount equal to the taxes payable on such awards which amounted to $353,365 in 2000 and $283,784 in 1999. For information regarding Mr. Nauert's current employment agreement and his new employment agreement, see "Employment Agreements" on page 29. Mr. Nauert received no payment in 2000 under the 1999 officer bonus plan.

(5) Includes $33,333 in connection with the forgiveness of 1/3 of a $100,000 loan from Ceres to Mr. Henry. An additional 1/3 of the loan will be forgiven in each of 2001 and 2002.

(6) Mr. Hill serves as our General Counsel pursuant to a retainer agreement under which he is paid an annual retainer. See "Employment Agreements."

(7) In 2000, pursuant to his retainer agreement and the 1999 officer bonus plan, Mr. Hill received 18,816 shares of our common stock, valued at $127,089, and $39,263 in cash equal to the taxes payable on the stock award, and in 1999, pursuant to his retainer agreement, Mr. Hill received 16,667 shares of our common stock, valued at $133,336, and $66,668 in cash equal to the taxes payable on the stock award.

(8) Includes $160,000 paid to Mr. Laffoon in connection with his retirement. Mr. Laffoon retired on May 31, 2000.

(9) Includes a one-time payment of $50,000 to induce Mr. Miller to enter into his employment agreement.

(10) Represents (i) payment of $4,000 per month for expenses relating to his residence in Cleveland, Ohio, and (ii) in 1999, $96,000 related to non-recurring expenses related to Mr. Miller's relocation from Florida to Ohio. See "Employment Agreements."

OPTION GRANTS IN 2000

         The following table summarizes information concerning options granted during the fiscal year ended December 31, 2000 to each of our executive officers listed in the compensation table.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                              PERCENT OF                                               ANNUAL RATES OF STOCK
                              NUMBER OF     TOTAL OPTIONS                                             PRICE APPRECIATION FOR
                                SHARES        GRANTED TO     EXERCISE                                      OPTION TERM*
                              UNDERLYING    EMPLOYEES IN     PRICE PER                                     ------------
           NAME                OPTIONS           2000          SHARE        EXPIRATION DATE              5%          10%
           ----                -------           ----          -----        ---------------              --          ---

Peter W. Nauert............            0           --             --                        --              --           --

Bruce M. Henry.............       10,000         1.7%          $6.81          February 3, 2010         $42,815     $108,518
                                  24,262         4.1%           7.00        September 13, 2010         106,795      270,556

Billy B. Hill, Jr..........       29,114         5.0%           7.00        September 13, 2010         128,155      324,786

Glen A. Laffoon............        6,824         1.2%           7.00        September 13, 2001          30,028       76,114

Charles E. Miller, Jr.            27,294         4.7%           7.00        September 13, 2001         120,143      304,481

Anthony J. Pino ...........       25,000         4.3%           6.81          February 3, 2010         107,057      271,319
                                  18,196         3.1%           7.00        September 13, 2001          80,091      202,982

----------

* Assumes a ten-year term of the options.

Note: Each of the above options was granted under the 1998 Key Employee Share Incentive Plan and each vest on the third anniversary of the date of grant of such option. Mr. Laffoon's options were forfeited upon his retirement.

OPTION VALUES AT YEAR-END 2000

         The following table summarizes information with respect to the number of unexercised options held by the executive officers listed in the compensation table as of December 31, 2000. None of these executive officers exercised any options in 2000.

                                        NUMBER OF SECURITIES UNDERLYING       VALUE OF IN-THE-MONEY OPTIONS AT
                                          OPTIONS AT DECEMBER 31, 2000                DECEMBER 31, 2000*
                                          ----------------------------                ------------------

NAME                                       EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
----                                       -------------------------               -------------------------

Peter W. Nauert                                       350,000/150,000                             -/-

Bruce M. Henry                                            0/74,262                                -/-

Billy B. Hill, Jr.                                     25,000/129,114                          $12,500/-

Glen A. Laffoon                                           0/46,824                                -/-

Charles E. Miller, Jr.                                 70,000/82,294                              -/-

Anthony J. Pino                                           0/68,196                                -/-

----------

* Valued at $6.00 per share, the closing price per share of our common stock on December 31, 2000.

STOCK OPTION PLANS

  1998 KEY EMPLOYEE SHARE INCENTIVE PLAN

         Our 1998 Key Employee Share Incentive Plan was adopted by our stockholders in 1999 and provides for the grant of non-qualified stock options or incentive stock options to purchase our stock and the grant of options to receive payments based on the appreciation of our common stock. As of April 20, 2001, there were options granted under the plan to purchase 1,508,337 shares. For more information about the plan, see "Proposal Two."

  1998 EMPLOYEE STOCK OPTION PLAN

         We adopted the 1998 Employee Stock Option Plan effective December 31, 1998. The plan was amended in February 1999. The plan provided for the grant of options to purchase 1,000 shares of our common stock to each full-time employee of Central Reserve on December 31, 1998 who had not received any of our options under any other option plan. In addition, eligible employees who had not previously received options under the plan would receive an option to purchase 1,000 shares on December 31 of each year beginning in December 1999. The plan provided for the grant of options to purchase up to a maximum of 500,000 shares. The options are subject to certain restrictions and vest three years after grant. The options terminate if the employee ceases to be employed by Central Reserve before the option is vested and ten years after the grant date. The purpose of the plan was to attract, retain and reward the full time employees of Central Reserve and strengthen the mutuality of interest between these employees and our stockholders. As of April 20, 2001, there were outstanding under the plan options to purchase 338,000 shares. The plan was terminated by the Board of Directors as of December 31, 2000 and no future grants will be made.

2000 EMPLOYEE STOCK PURCHASE PLAN AND AGENT STOCK PURCHASE PLAN

         Our 2000 Employee Stock Purchase Plan was adopted by our stockholders on June 27, 2000. The stock purchase plan is administered by our Compensation Committee. The Compensation Committee has all of the powers of our Board of Directors with respect to the plan. The Compensation Committee may adopt rules and regulations for purposes of the plan. We will make six-month offerings beginning on May 1 and November 1 of each year.

         All of our employees, including officers, who work more than 20 hours a week are eligible to participate in the employee stock purchase plan. Temporary employees are not eligible. As of December 31, 2000, we had approximately 1,100 employees eligible to participate in the employee stock purchase plan. However, no employee is eligible to participate in the plan, if immediately after the purchase, the employee would own shares possessing at least 5% of the total combined voting power of Ceres or any of its subsidiaries. In addition, no employee may purchase more than $25,000 worth of our common stock, determined at the fair market value of the shares at the time the right to purchase is granted, under all our employee stock purchase plans in any calendar year.

         The employee stock purchase plan permits us to offer our common stock for purchase by eligible employees at a price equal to 85% of the lesser of the market value of the stock on the first day of the offering period, or the market value of the stock on the last day of the offering period.

         Eligible employees may accumulate savings through payroll deductions over an offering period in order to purchase common stock at the end of the period. Purchases of common stock under the employee stock purchase plan may only be made with accumulated savings from payroll deductions, and an employee cannot complete the purchases using other resources. The accumulated payroll deductions for an offering are automatically applied at the end of the offering period to purchase as many shares of common stock as feasible, and the unused balance will be carried over to the next offering.

         The rate, ranging from 1% to 15%, of an employee's payroll deduction must be established before the offering. An employee's payroll deduction authorization for one offering will apply to successive offerings unless the employee changes the authorization. An employee may reduce, but not increase, his or her rate of payroll deductions during an offering or withdraw from an offering at any time. Upon withdrawal from any offering, the employee's accumulated savings for the offering will be returned to the employee without interest.

         While each participant in the employee stock purchase plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from an offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the plan. A participant may withdraw at any time at least ten days prior to the end of the applicable offering period.

         Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest and no further payroll deductions will be made from his or her pay. The employee's interest in the offering will be automatically terminated. The employee would be eligible to participate in the next offering by re-enrolling in the plan.

         Any individual whose employment with us is terminated for any reason, other than disability, death or retirement, before the end of an offering will become ineligible to purchase common stock under the employee stock purchase plan.

         Rights granted under the employee stock purchase plan are not transferable and may be exercised only by the person to whom the rights are granted.

         The employee stock purchase plan is intended to comply with Section 423 of the Code. Our Board of Directors may amend or terminate the stock purchase plan at any time. However, any increase in the number of shares of common stock reserved for issuance under the employee stock purchase plan or material modification of the eligibility requirements would require stockholder approval. In addition, the employee stock purchase plan will terminate when all the shares reserved for issuance under the plan have been purchased.

         There are 1,000,000 shares of our common stock reserved for issuance in the aggregate under the Employee Stock Purchase Plan and the 2000 Agent Stock Purchase Plan.

         Our 2000 Agent Stock Purchase Plan, which is similar to the Employee Stock Purchase Plan, allows some of our agents to purchase shares of our common stock at the same discount from fair value. The Agent Stock Purchase Plan does not qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

         In the event of a dissolution, liquidation or specified type of merger of Ceres, the employee and agent stock purchase plans will terminate and the Compensation Committee may accelerate the exercise date of the offering so that the outstanding options may be exercised immediately prior to any such event.

BENEFIT PLANS

         Effective January 1, 1998, our noncontributory pension plan was converted into a defined contribution 401(k) savings plan. Employees become eligible to participate in the 401(k) plan after six months of service. Based on the provisions of the plan, participants may contribute up to 10% of their pretax annual compensation. The plan provides for a 100% employer matching contribution only for that portion of participant contributions made to a fund that holds principally our shares of common stock, up to $1,000 annually. Our total matching contributions were approximately $376,000 for 2000, $133,000 for 1999 and $52,000 for 1998.

EMPLOYMENT AGREEMENTS

         PETER W. NAUERT. Mr. Nauert serves as our Chairman of the Board, President and Chief Executive Officer.

         JULY 1, 1998 EMPLOYMENT AGREEMENT. Effective July 1, 1998, we entered into an employment agreement, as amended, with Mr. Nauert under which he serves as Chief Executive Officer until June 30, 2001. Mr. Nauert received no annual salary under the agreement. Rather, his compensation is composed of three components:

         -     awards of our common stock or "stock awards";

         -     stock options; and

         -     incentive pay,

all designed to induce Mr. Nauert to enter into the agreement and to remain with us for the three year term of the agreement. These three components are explained below:

                  Stock Award. Mr. Nauert received stock awards equal to 108,108 shares of our common stock on July 1, 1999, 26,722 shares of our common stock on January 1, 2000, 32,421 shares of our common stock on April 1, 2000, 33,988 shares of our common stock on July 1, 2000, 36,909 shares of our common stock on October 2, 2000 34,626 shares of our common stock on January 2, 2001 and 37,166 shares of our common stock on April 2, 2001. Mr. Nauert is entitled to quarterly stock awards on the first day of each calendar quarter in shares of our common stock equal to $250,000 divided by the average closing price of our common stock for the calendar quarter ending three months before the payment until July 1, 2001 when the final quarterly stock award will be paid. The July 1, 2001 stock award will include the stock awards for the quarters ending March 31, 2001 and June 30, 2001 and an additional payment of 25,225 shares. Mr. Nauert will also receive a cash payment equal to the amount of taxes payable on the stock award before the time these taxes become due. Mr. Nauert will forfeit any unpaid stock award or cash payment for taxes if we terminate his employment for any reason other than a "Severanceable Event" as defined by the agreement.

                  Stock Options. Mr. Nauert was granted options to purchase an aggregate of 500,000 shares of our common stock. The exercise prices of the options are as follows:

                    NUMBER OF OPTIONS               EXERCISE PRICE
                    -----------------               --------------

                           100,000                     $ 6.50
                           100,000                     $ 7.50
                           100,000                     $ 8.50
                           100,000                     $ 9.50
                           100,000                     $10.50

                  Thirty percent of the options vested immediately upon issuance on July 3, 1998, 20% vested on July 1, 1999, and 20% vested on July 1, 2000. The remaining 30% of the options will vest on July 1, 2001. The vesting of all options shall occur pro rata among the various exercise price levels. However, all options shall become exercisable (vest) upon a "Severanceable Event" as defined by the agreement. A "Severanceable Event" means any of the following:

                  - termination by the company for any reason other than for "Cause," as defined by the agreement;

                  - termination upon a "Change of Control" as defined by the agreement;

                  - termination by Mr. Nauert for "Good Reason" as defined by the agreement; or

                  - termination due to death or total or partial disability of Mr. Nauert.

                  Mr. Nauert will forfeit any unvested options if his employment is terminated for any reason other than a "Severeanceable Event" as set forth above.

                  Incentive Pay. For each year of employment, Mr. Nauert would receive an amount equal to 5% of the amount by which our pre-tax income for such year exceeds the following targets: $14,544,000 in 1998; $30,597,000 in 1999; and $30,093,000 in 2000. For 2000, 1999 and 1998,
         Mr. Nauert did not qualify for any compensation under this component of his agreement.

                  Under the agreement, Mr. Nauert is obligated to retain ownership of at least 900,000 shares of our common stock unless we release him from this obligation. Additionally, Mr. Nauert may receive cash bonuses or other incentive compensation as our Board of Directors approves.

         JULY 1, 2001 EMPLOYMENT AGREEMENT. On April 10, 2001, we entered into a new employment agreement with Mr. Nauert, effective July 1, 2001, for a term of two years. The new agreement is automatically renewable at the end of the initial two year term for successive one year terms unless either party gives written notice of termination. The terms of the new agreement are as follows:

                  Salary and Stock Award. Mr. Nauert will receive an annual base salary of $750,000 in cash. In addition, as part of the new agreement, we are involved in ongoing discussions with Mr. Nauert regarding the performance-based targets that, if achieved, would entitle Mr. Nauert to receive stock awards up to $500,000 per year and tax payments equal to the federal, state and local taxes payable by Mr. Nauert on the stock awards.

                  Stock Options. As an inducement to signing his new employment agreement, Mr. Nauert was granted options to purchase 250,000 shares of our common stock at an exercise price of $5.12 per share. All 250,000 options vest on April 10, 2003. However, all of the options vest upon the occurrence of a "Severanceable Event," as defined in the agreement.

                  Incentive Pay. Mr. Nauert will participate in our officer bonus plan based on specified target performance levels of the company. Mr. Nauert's incentive pay could range from 0% of his cash salary to 100% of his cash salary in any given year.

                  In the event that we terminate Mr. Nauert without "cause" or there occurs a "qualifying termination" following a "change of control," Mr. Nauert is entitled to two years' severance equal to his base salary and stock awards, including the tax payments, and any incentive pay to which he would have been entitled assuming the target level performance was met; provided that after July 1, 2003, the incentive pay would be reduced to a one year payment.

         BRUCE M. HENRY. Mr. Henry serves as Chief Marketing Officer of Ceres and President of Ceres Sales, LLC. On April 10, 2001, we entered into an employment agreement with Mr. Henry under which he will serve as Chief Marketing Officer until June 30, 2003. The agreement is automatically renewable at the end of the initial term for successive one year terms unless we give prior written notice of termination. If we terminate Mr. Henry's employment other than for cause, Mr. Henry will be entitled to severance pay equal to 18 months' salary. In addition, he will be entitled to severance pay equal to two years' salary in the event of a "change of control" as defined in his employment agreement. The agreement also provides for reimbursement of business expenses and certain other fringe benefits. Under the agreement, Mr. Henry will receive bonuses under the officer bonus plan.

         BILLY B. HILL, JR. Mr. Hill serves as our General Counsel pursuant to a retainer agreement dated as of June 30, 1998 for a term of three years under which Mr. Hill received a retainer of $240,000 per year. Effective January 1, 2000, Mr. Hill's retainer was increased to $300,000. Under the agreement, Mr. Hill received stock options to purchase 125,000 shares of our common stock. Twenty-five thousand of the options vested immediately at an exercise price of $5.50 per share. The remainder will vest on July 1, 2001. The exercise price of the remaining options is as follows: $6.50 - 25,000 options; $7.50 - 25,000 options; $8.50 - 25,000 options; and $9.50 - 25,000 options. Mr. Hill may also receive cash bonuses or other cash incentive compensation as our Board of Directors may approve. The agreement provides for the reimbursement of reasonable business expenses. Under the agreement, Mr. Hill is not required to devote all of his time to Ceres. If Mr. Hill is terminated for reasons other than cause or his agreement is not renewed at the end of its term, Mr. Hill will receive two years of his retainer as severance pay. On April 10, 2001, we amended Mr. Hill's retainer agreement to extend the term of the agreement until June 30, 2003. The agreement is automatically renewable at the end of the term for successive one year terms unless we give prior written notice of termination.

         GLEN A. LAFFOON. Mr. Laffoon served as Executive Vice President and Assistant Secretary of Ceres and as President and Chief Executive Officer of Central Reserve until his retirement on May 31, 2000. Pursuant to his retirement agreement, Mr. Laffoon was paid $160,000 on or before July 1, 2000 and an additional $160,000 on January 31, 2001.

         CHARLES E. MILLER, JR. Mr. Miller joined Ceres on October 1, 1998 as Executive Vice President and Chief Financial Officer. On December 7, 1998, Mr. Miller was also elected Executive Vice President and Chief Financial Officer of Central Reserve. He became Treasurer of Central Reserve in January 1999. On October 1, 1998, we entered into a three-year employment agreement with Mr. Miller that provides for a base salary of $175,000 and a one-time payment of $50,000 to induce Mr. Miller to enter into the agreement. On April 1, 1999, Mr. Miller's salary was increased to $225,000 per year. Effective January 1, 2000, Mr. Miller's salary was increased to $250,000 for the remainder of the term. If we terminate Mr. Miller's employment other than for cause, Mr. Miller will be entitled to severance pay equivalent to one year's salary. Additionally, Mr. Miller was granted options to purchase 100,000 shares of our common stock at an exercise price of $6.50. Of these, 40,000 vested immediately; 30,000 vested October 1, 2000; and the remaining 30,000 will vest on October 1, 2001. Unvested options become vested if Mr. Miller's employment is terminated because of a change of control of Ceres, as defined in the agreement. The agreement also provides for the reimbursement of reasonable expenses of relocation. Under the agreement, Mr. Miller may receive cash bonuses or other cash-incentive compensation as the Board of Directors may approve. On April, 10, 2001, we amended Mr. Miller's employment agreement to extend the term of his employment until June 30, 2003. Mr. Miller's employment agreement is automatically renewable at the end of the term for successive one year terms unless we give prior written notice of termination. Pursuant to the amendment, Mr. Miller will be entitled to severance pay equal to 18 months' salary if we terminate him without cause. In addition, he will be entitled to severance pay equal to two years' salary in the event of a "change in control" as defined in the amendment. Mr. Miller will receive bonuses under the officer bonus plan.

         ANTHONY J. PINO. Mr. Pino serves as Executive Vice President of Ceres. He served as Senior Vice President of Claims from August 1999 until his promotion to Executive Vice President in February 2000. Mr. Pino and Central Reserve entered into an employment agreement effective October 1, 1999 under which Mr. Pino will receive a salary of $150,000 for the period of October 1, 1999 through October 1, 2000 and each renewal year. Effective January 1, 2000, his salary was increased to $200,000 for the remainder of the term. The agreement automatically renews for succeeding one-year terms unless we provide 60-days advance notice. The current term runs through October 1, 2001. If we terminate Mr. Pino's employment other than for cause, Mr. Pino will be entitled to severance pay equivalent to one year's salary. His agreement also provides for reimbursement of business expenses and certain other fringe benefits. On April 10, 2001, we amended Mr. Pino's employment agreement to extend the term of this employment until June 30, 2003. Mr. Pino's employment agreement is automatically renewable at the end of the term for successive one year terms unless we give prior written notice of termination. Pursuant to the amendment, Mr. Pino will be entitled to severance pay equal to 18 months' salary if we terminate him without cause. In addition, he will be entitled to two years' salary in the event of a "change of control" as defined in the amendment. Mr. Pino will receive bonuses under the officer bonus plan.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW

         The base compensation of our executive officers is governed by individual employment agreements. An important goal is to attract and retain corporate officers and senior staff and to motivate them to superior performance. In determining the level and composition of compensation for our executive officers, the Committee considers, among other things, the responsibilities of the office, the experience and background of the individual, an evaluation of the individual's contribution to Ceres and available information as to the practices of other insurance companies. In addition, in 2000, the Committee engaged an outside consultant to review officer salaries and annual incentive plans and make recommendations to the Committee.

         The Ceres Group, Inc. 1998 Key Employee Share Incentive Plan is designed to provide incentives to executive officers and other key employees by encouraging them to acquire a larger share of ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in our success. This plan permits the grant of non-transferable options to purchase our common stock, which grants may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986. The plan also permits the grant of non-transferable options to receive payments based on the appreciation of our stock. In making any grants under the plan, the Committee does so based upon merit and keeping with our overall objective of enhancing our profitability and stockholder value.

BASE SALARY

         Even though our executive officers' salaries are determined by their individual employment agreements, the Compensation Committee reviews the salaries of our executive officers each year and adjusts salaries, in its discretion, based on a subjective evaluation of individual performance and comparisons to peers inside and outside Ceres.

ANNUAL INCENTIVE AWARDS

         Annual incentive awards are designed to focus management attention on our performance. In March 2001, the Board of Directors, based on the recommendation of the Compensation Committee, adopted the 2001 Officer Bonus Plan. Under this plan, bonuses will be based on both corporate and individual performance goals. If we reach a set earnings per share target for the year, the bonus will be paid at a percentage of the officer's annual salary. The salary percentage bonus, ranging from 50% to 15% of annual salary, will be determined by the officer's level within Ceres. The bonus, if earned, will be paid 75% in cash and 25% in restricted stock with two year cliff vesting. If an officer elects to take up to 50% of the entire bonus payout in restricted stock, that officer would receive a 20% premium on the additional stock received.

         The 2000 bonus plan provided for two equal bonus pools for selected senior officers and for our executive officers. Bonuses were distributed out of each pool pro rata based on the base salary of the individual officer. Both pools were based on minimum achievement of pre-tax earnings targets. Bonuses were paid 50% by a formula and 50% by discretion. The formula bonuses were paid 50% in cash and 50% in shares of our common stock. The bonus was earned in 2000, but was paid in April 2001.

         The 1999 bonus program for our executive officers and other key employees became effective with the achievement of a minimum pre-tax profit of $16 million. Eligibility for the 1999 bonus program was based on 1999 salary and level of corporate responsibility. The bonus pool for eligible officers was 10% of the 1999 net after-tax income. The bonus was paid 50% by formula and 50% by discretion. The discretionary payment was based on the officer's performance, length of tenure and corporate expectations for 1999. The bonus was paid 25% in our stock, 25% in cash and 50% in options. The bonus was earned in 1999 but was paid in the second and third quarters of 2000.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

         Mr. Nauert's compensation is governed by his employment agreement. Mr. Nauert does not receive an annual salary under his current agreement. Rather, his current employment agreement is composed of (1) stock awards equal to $1 million of our common stock per year, plus an amount equal to the taxes payable on such awards, (2) non-qualified stock options to purchase 500,000 shares of our common stock which were granted in 1998, and (3) incentive pay equal to 5% of the amount by which our pre-tax income for such year exceeds specified targets. Under the agreement, Mr. Nauert is obligated to retain ownership of at least 900,000 shares of our common stock unless we release him from this obligation. In addition, Mr. Nauert may receive cash bonuses or other incentive compensation as the Board approves.

         Effective July 1, 2001, we entered into a new employment agreement with Mr. Nauert. Under this agreement, Mr. Nauert will receive $750,000 per year in base salary. In addition, as part of the new agreement, we are involved in ongoing discussions with Mr. Nauert regarding the performance-based targets that if achieved could entitle Mr. Nauert to receive stock awards with a value at the time of issuance of up to $500,000 per year and tax payments equal to the federal, state and local taxes payable by Mr. Nauert on the stock awards. Further, on April 10, 2001 Mr. Nauert was granted stock options to purchase 250,000 shares of our common stock. These options will vest April 10, 2003. Mr. Nauert will participate in our officer bonus plan, with a potential to earn 100% of his base salary if we reach certain set target levels.

         For a more detailed description of Mr. Nauert's current and new employment agreement, see "Employment Agreements - Peter W. Nauert."


                                            COMPENSATION COMMITTEE
                                            BRADLEY E. COOPER
                                            RODNEY L. HALE
                                            WILLIAM J. RUH


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During part of the year ended December 31, 2000, the members of the Compensation Committee included Messrs. Cavataio, Cooper and Ruh. For a discussion of transactions with these directors, see "Certain Related Transactions."

                                PERFORMANCE GRAPH

         The following graph compares our cumulative total stockholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 1995, in each of three indices and dividends reinvested.)


                                    [GRAPH]


                          12/31/95    12/31/96   12/31/97    12/31/98   12/31/99   12/31/00

CERES GROUP, INC.           100.0       86.0       56.8        115.1      77.6       66.5
NASDAQ STOCK MARKET         100.0       123.0      150.7       212.5      394.8      237.4
NASDAQ INSURANCE STOCKS     100.0       114.0      167.3       149.0      115.6      145.2


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of April 20, 2001, information regarding the beneficial ownership of our common stock by:

         - each stockholder known to us to be the beneficial owner of more than 5% of our common stock,

         -        each director,

         - each executive officer included in our 2000 executive compensation table, and

         -        our directors and executive officers as a group.

The information contained in this table does not include:

         - 295,000 shares of our common stock issuable under non-qualified stock options that are outstanding but not presently exercisable,

         - 1,508,337 shares of our common stock issuable under stock options that are outstanding but not presently exercisable pursuant to the 1998 Key Employee Share Incentive Plan,

         - 338,000 shares of our common stock issuable under stock options that are outstanding but not presently exercisable pursuant to the 1998 Employee Stock Option Plan,

         - 78,706 shares of our common stock issuable under stock options that are outstanding and presently exercisable pursuant to the 1999 Special Agents' Stock Option Plan; and

         - shares issuable upon the exercise of a put option granted to the QQLink Class A common stockholders to convert their shares of QQLink Class A common stock into shares of our common stock beginning November 3, 2003.


                                                                  BENEFICIAL OWNERSHIP(1)
                                            -------------------------------------------------------------------------------
                                                             EQUITY      GUARANTEE
        NAME AND ADDRESS(2)                 SHARES      WARRANTS(3)     WARRANTS(4)    OPTIONS(5)          TOTAL    PERCENT
        --------------------                ------      -----------     -----------    ----------          -----    -------

International Managed Care, LLC(6)       3,749,285        1,422,184              --            --      5,171,469       27.4%
  54 Thompson Street
  New York, New York 10012

International Managed Care               1,826,171          785,393              --            --      2,611,564       14.3%
(Bermuda), L.P.(6)
  54 Thompson Street
New York, New York 10012

Peter W. Nauert(6)(7)                    1,461,121          569,036         500,000       350,000      2,880,157       15.3%

Lunn-Ceres II, LLC(6)                    1,434,000               --              --            --      1,434,000        8.2%
  One North Franklin, Suite 750
  Chicago, Illinois 60606

Lunn-Ceres, LLC(6)(8)                      400,000               --              --            --        400,000        2.3%
  One North Franklin, Suite 750
  Chicago, Illinois 60606

                                                                 BENEFICIAL OWNERSHIP(1)
                                            -------------------------------------------------------------------------------
                                                             EQUITY      GUARANTEE
        NAME AND ADDRESS(2)                 SHARES      WARRANTS(3)     WARRANTS(4)    OPTIONS(5)          TOTAL    PERCENT
        --------------------                ------      -----------     -----------    ----------          -----    -------

Lunn-Partners Small Cap Value Equity        25,000               --              --            --         25,000           *
Fund, L.P.(6)
  One North Franklin, Suite 750
  Chicago, Illinois 60606

Lunn-Partners Micro Cap Value Equity        16,666               --              --            --         16,666           *
Fund, L.P.(6)
  One North Franklin, Suite 750
  Chicago, Illinois 60606

Richard M. Osborne(6)(9)                   778,210          366,236         300,000            --      1,444,446        8.0%
  8500 Station Street, Suite 113
  Mentor, Ohio 44060

United Insurance Company of America(10)  1,310,454               --              --            --      1,310,454        7.0%
  One East Wacker Drive
  Chicago, Illinois 60601

Castle Creek Capital Partners            1,171,725               --              --            --      1,171,725        6.7%
  Fund IIa, LP(6)
  6051 El Tordo
  Rancho Santa Fe, CA 92067

Castle Creek Capital Partners Fund         494,942               --              --            --        494,942        2.8%
IIb, LP(6)
  6051 El Tordo
  Rancho Santa Fe, CA 92067

Medical Mutual of Ohio(6)                  480,009          184,735              --            --        664,744        3.8%
1200 Huron Road, 10th Floor
Cleveland, Ohio 44115

LEG Partners SBIC, L.P.(6)                 240,003           92,367              --            --        332,370        1.9%
230 Park Avenue, 19th Floor
New York, New York 10169

Michael A. Cavataio(6)(11)                 231,818           92,367              --            --        324,185        1.8%
  3125 Ramsgate Road
  Rockford, Illinois 61114

Billy B. Hill, Jr.(6)(12)                  102,999           23,841         100,000        25,000        251,840        1.4%

Joseph Cusimano IRA(6)                     131,912           46,183              --            --        178,095        1.0%
  c/o Lunn Partners
  One North Franklin, Suite 750
  Chicago, Illinois  60606

                                                                  BENEFICIAL OWNERSHIP(1)
                                            -------------------------------------------------------------------------------
                                                             EQUITY      GUARANTEE
        NAME AND ADDRESS(2)                 SHARES      WARRANTS(3)     WARRANTS(4)    OPTIONS(5)          TOTAL    PERCENT
        --------------------                ------      -----------     -----------    ----------          -----    -------

Howard R. Conant(6)                         90,909           46,184              --            --        137,093           *
  c/o Lunn Partners
  One North Franklin, Suite 750
  Chicago, Illinois  60606

Charles E. Miller, Jr.(6)(13)               18,470            3,016              --        70,000         91,486           *

Glen A. Laffoon(6)(14)                      80,978               --              --            --         80,978           *

Val Rajic(6)                                    --               --              --        75,000         75,000           *

Carramore Limited(6)                        66,666               --              --            --         66,666           *
C/o Lunn Partners
  One North Franklin, Suite 750
  Chicago, Illinois  60606

Alfa Laval, Inc.(6)                         41,666               --              --            --         41,666           *
  c/o The Northern Trust Co.
  40 Broad Street, 8th Floor
  New York, New York  10004

Michael A. Crowe(6)                         41,666               --              --            --         41,666           *
c/o Lunn Partners
  One North Franklin, Suite 750
  Chicago, Illinois  60606

Bruce Henry(6)                              33,169            7,239              --            --         40,408           *

Anthony Pino(6)                             24,288            2,681              --            --         26,969           *

Sally J. Krogh(6)                           25,000               --              --            --         25,000           *
c/o Stifel, Nicolaus and Co., Inc.
  4343 E. State Street
  Rockford, Illinois  61108

Kenneth A. Mannino(6)(15)                   25,000               --              --            --         25,000           *
c/o Stifel, Nicolaus and Co., Inc.
  4343 E. State Street
  Rockford, Illinois  61108

Ralph Alexander(6)(16)                       8,947            8,177              --            --         17,124           *

Marc C. Krantz(6)                            6,967            2,310              --            --          9,277           *
  1375 E. Ninth Street, 20th Fl.
  Cleveland, Ohio  44114

                                                                  BENEFICIAL OWNERSHIP(1)
                                            -------------------------------------------------------------------------------
                                                             EQUITY      GUARANTEE
        NAME AND ADDRESS(2)                 SHARES      WARRANTS(3)     WARRANTS(4)    OPTIONS(5)          TOTAL    PERCENT
        --------------------                ------      -----------     -----------    ----------          -----    -------

Krantz Family Limited Partnership(6)         5,965            2,309              --            --          8,274           *
  1375 E. Ninth Street, 20th Fl.
  Cleveland, Ohio  44114

John Cochrane(6)                             6,000               --              --            --          6,000           *
  c/o Lunn Partners
  209 S. LaSalle, Suite 810
  Chicago, Illinois  60604

Richard Kusnic(6)                            5,152            1,340              --            --          6,492           *

George Gehringer(6)                          4,941              671              --            --          5,612           *

Mark A. Nielsen                              4,466               --              --            --          4,466           *

Ronald Kotowski(6)                           4,195              134              --            --          4,329           *

John Kertis(6)                               2,682            1,340              --            --          4,022           *

Andrew A. Boemi(6)(17)                       4,000               --              --            --          4,000           *

Robert Lunn(18)                                  0               --              --            --              0          0%

Bradley E. Cooper                                0               --              --            --              0          0%

Susan S. Fleming                                 0               --              --            --              0          0%

Rodney L. Hale                                   0               --              --            --              0          0%

William J. Ruh (19)                              0               --              --            --              0          0%

Robert A. Spass (20)                             0               --              --            --              0          0%

All directors and executive officers     1,777,332          674,339         500,000       420,000      3,371,671       17.7%
as a group (13 individuals)

Voting and stockholders agreements      13,040,522        3,657,743         900,000       520,000     18,118,265       80.4%
group(6)



  *  Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the warrants, options and/or shares of stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 441136.

(3) Warrants to purchase shares at $5.41 per share exercisable any time until July 2, 2005. These warrants are known as the equity warrants. The number of shares issuable upon the exercise of the equity warrants and the original exercise price of $5.50 per share was adjusted on July 25 and July 26, 2000 in connection with the acquisition of The Pyramid Life Insurance Company.

(4) Warrants to purchase shares at $6.00 per share exercisable any time until five years from the date of issuance (December 16, 1997 and July 3, 1998). These warrants are known as the guarantee warrants.

(5) Options to purchase shares that are presently or will become exercisable within 60 days.

(6) All of these shares, equity warrants, guarantee warrants and options, totaling 18,118,265 or 80.4%, are subject to a voting agreement and stockholders agreement, and, as a result, each of these persons may be deemed to beneficially own, as a part of the group, all of these shares. Each of these persons disclaims beneficial ownership of the shares beneficially owned by the other persons who are parties to the voting and stockholders agreements, except that the Castle Creek funds are not subject to the stockholders agreement and each of the Lunn-Ceres II, Alfa Laval, Mr. Crowe, Lunn Partners Micro Cap, Lunn Partners Small Cap and Carramore Limited are not subject to the voting agreement.

(7) Includes 1,259,289 shares, 569,036 equity warrants and 500,000 guarantee warrants held by the Peter W. Nauert Revocable Trust, of which Mr. Nauert is the trustee.

(8) On December 14, 2000, Lunn-Ceres, LLC distributed its shares to its members on a prorata basis as follows: Peter H. Huizenga - 66,668; Kevin F. Flynn June, 1992 Non-exempt Trust - 40,000; KMK & Associates - 33,334; Howard Conant, Jr. - 33,333; Howard R. Conant - 33, 333; Joseph Cusimano IRA - 33,333; Peer Pedersen - 33,333; Richard A. Forsythe Revocable Trust - 33,333; Arthur A. Watson III Trust - 20,000; Michael
         L. Keiser - 13,334; Cedar Stone, LLC - 13, 333; J. Douglas Gray - 13, 333; Colleen Megan Watson Trust - 13, 333; Eva Losacco & Michael Losacco - 13,333; and Mark Molloy - 6,667.

(9) Includes 778,210 shares and 366,236 equity warrants held by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company, of which Mr. Osborne is the sole Manager.

(10) Represents $7.5 million of our convertible voting preferred stock at the initial conversion price of $6.145 per share, plus accrued but unpaid dividends at April 20, 2001. The convertible voting preferred stock is convertible at any time. Dividends are payable annually in shares of the convertible voting preferred stock.

(11) Includes 54,682 shares and 26,164 equity warrants held by the Mercantile Bank of Northern Illinois, Trustee of the Conseco Deferred Compensation Plan F/B/O Michael Cavataio and 5,385 shares held by Stifel, Nicolaus and Co., Custodian for Michael A. Cavataio IRA.

(12) Includes 50,455 shares and 23,841 equity warrants held by Karon Hill, Mr. Hill's wife.

(13) Includes 7,100 shares and 3,016 equity warrants held by First Union National Bank C/F Charles E. Miller, Jr. R/O IRA.

(14) Includes 41,150 shares held by Mr. Laffoon's wife and 3,000 shares held jointly with his wife.

(15) Shares held by Stifel, Nicolaus and Co., Custodian for Kenneth A. Mannino IRA.

(16) Includes 8,177 equity warrants held by First Clearing Corp. Custodian Ralph Alexander IRA.

(17)     Includes 3,000 shares held in trust for Mr. Boemi's children.

(18) Mr. Lunn is the beneficial owner of 227 shares held through his limited partnership interests in limited partnerships that invested in Lunn-Ceres II, LLC.

(19) Mr. Ruh is a managing partner of Castle Creek Capital, general partner of Castle Creek Capital Partners Fund IIa, LP and Castle Creek Capital Partners Fund IIb, LP. Mr. Ruh disclaims beneficial ownership of all shares owned by the Castle Creek funds.

(20) Mr. Spass is a managing partner of an indirect general partner of each of the International Managed Care funds. Mr. Spass disclaims a beneficial ownership of all shares and equity warrants owned by the International Managed Care funds.

VOTING AGREEMENT

         We are a party to an Amended and Restated Voting Agreement, originally dated as of July 1, 1998 and amended on July 1, 2000. The voting agreement was amended and restated in connection with the acquisition of Pyramid Life to provide the Castle Creek funds a board seat designation. The voting agreement will remain in effect until July 2, 2003, unless earlier terminated. The voting agreement provides that the parties to the agreement will cause our Board of Directors to consist of nine directors, some or all, as applicable, of whom will be the following individuals:

         - four individuals designated by International Managed Care funds, so long as the International Managed Care funds and their officers, directors, employees and affiliates own shares equal to at least 3,259,092 shares of our common stock, three individuals designated by the International Managed Care funds, so long as the International Managed Care funds own at least 2,172,728 shares of our common stock, but less than 3,259,092 shares, two individuals designated by the International Managed Care funds, so long as the International Managed Care funds own at least 1,086,364 shares of our common stock, but less than 2,172,728 shares, and one individual designated by International Managed Care funds, so long as the International Managed Care funds own at least 434,545 shares of our common stock, but less than 1,086,364 shares;

         - two individuals designated by Strategic Acquisition Partners, LLC, so long as Strategic Partners and its affiliates own at least 631,976 shares of our common stock, and one individual designated by Strategic Partners so long as Strategic Partners and its affiliates own at least 126,395 shares of our common stock, but less than 631,976 shares;

         - one individual designated by Turkey Vulture Fund XIII, Ltd., so long as Turkey Vulture Fund and its affiliates own at least 180,228 shares of our common stock; and

         - one individual designated by the Castle Creek funds so long as the Castle Creek funds and their affiliates own at least 416,667 shares of our common stock.

         Currently, the director(s) designated by:

         - the International Managed Care funds are Messrs. Cooper, Spass and Lunn and Ms. Fleming;

         -        Strategic Partners are Messrs. Cavataio and Nauert; and

         -        Castle Creek is Mr. Ruh.

         Turkey Vulture Fund has not opted to designate a director at this time but retains the right to do so at any time.

         In addition, the voting agreement prohibits the transfer of any shares of our common stock owned by the parties to the agreement except for transfers:

         -        pursuant to an effective registration statement;

         -        pursuant to Rule 144 under the Securities Act; or

         - where the purchaser agrees to be bound by the provisions of the agreement.

         However, the voting agreement does not prohibit the transfer of the equity warrants or the guarantee warrants or the shares issuable upon their exercise. This agreement may render more difficult or tend to discourage mergers, acquisitions, tender offers or proxy contests.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2000, we reimbursed Geneva Capital, Inc., a company owned by Peter Nauert, approximately $253,000 in connection with our proportionate share of the use of a plane leased by Geneva Capital. In 1999, we reimbursed Geneva Capital approximately $104,000 in connection with the use of the plane.

         Effective July 26, 2000, we acquired The Pyramid Life Insurance Company from Unitrin Insurance Company of America, a subsidiary of Unitrin, Inc. Of the $67.5 million purchase price, $20 million was obtained from the proceeds of the sale of 3,333,334 shares of our common stock in a private placement offering to Castle Creek Capital Fund IIa, LP, Castle Creek Capital Partners Fund IIb, LP, and Lunn-Ceres II, LLC or its designees for $6.00 per share. Mr. Ruh, one of our directors, has been an executive vice president and founder of Castle Creek Capital, an investment management company, since 1995. Mr. Lunn, one of our directors, has been the managing partner of Lunn Partners, LLC since its formation in 1994. Lunn Partners is the managing member of Lunn-Ceres II, LLC. In addition, we paid Lunn Partners a $500,000 placement fee in connection with the Pyramid offering.

         In order to comply with certain state insurance regulatory requirements that prohibit providing group life insurance unless at least ten lives are insured, we formed CRL Preferred Group, Inc., International Professional Group, Inc., North America Preferred Employers, Inc., and Keystone Employers Group, Inc. to serve as trustees of trusts established to provide group life insurance to employers with less than ten employees. In compliance with state regulations that require that the stockholders of these "trustee corporations" be natural persons, certain individuals hold, for our benefit, all of the outstanding shares of these trustee corporations and are directors of the corporations. None of the officers or directors of these corporations receives any compensation for serving in that capacity.

         For a discussion of the employment agreements we have with Messrs. Nauert, Miller, Laffoon and Hill, see "Employment Agreements."

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A stockholder intending to present a proposal to be included in the proxy statement for our 2002 Annual Meeting of Stockholders or to nominate a director for election at the 2002 Annual Meeting, must deliver the proposal or notice to our Secretary at our principal executive offices no later than January 1, 2002. Any stockholder proposal or nomination must also comply with the requirements of our Bylaws and, in the case of a stockholder proposal, Rule 14a-8 of the Exchange Act. No stockholder proposals were received for inclusion in this Proxy Statement.

         A stockholder may also present a proposal directly to our stockholders at the 2002 Annual Meeting. However, if we do not receive notice of the stockholder proposal prior to the close of business on March 17, 2002, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the stockholder proposal on or before the close of business on March 17, 2002, management can only vote proxies in their discretion if they advise stockholders in our 2002 Proxy Statement about the nature of the proposed matter and how management intends to vote on the matter.

                                  OTHER MATTERS

         If the enclosed proxy card is validly executed, returned, and not revoked, the shares represented thereby will be voted in accordance with any specification made by the stockholder. In the absence of any such specification, proxies will be voted FOR the election of the nine named nominees, FOR Proposal No. 2, FOR Proposal No. 3, FOR Proposal No. 4 and FOR Proposal No. 5.

         If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

         You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.


                                              By order of the Board of Directors

                                              /s/  Peter W. Nauert

                                              Peter W. Nauert
                                              Chairman of the Board

         Date: May 1, 2001

                                     ANNEXES

                                                                         ANNEX A

                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
      (New material underlined. Material to be deleted shown as stricken)

         5. [Employees] Persons Eligible for Grants.

            (A) GENERAL. Grants may be made from time to time to those key employees, NON-EMPLOYEE DIRECTORS, CONSULTANTS AND ADVISORS of Ceres or of a subsidiary corporation who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited, employees who are also members of the Board of Directors (excluding members of the Committee), officers of Ceres, and officers of any subsidiary corporation. STOCK OPTIONS MAY BE GRANTED TO NON-EMPLOYEE DIRECTORS WHILE ACTUALLY SERVING ON THE BOARD OF CERES OR A SUBSIDIARY CORPORATION, AND CONSULTANTS AND ADVISORS RETAINED BY CERES OR A SUBSIDIARY CORPORATION AT THE TIME OF GRANT. However, Stock Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by Ceres or a subsidiary corporation. The Committee may grant more than one Option, with or without SARS, to the same key employee, DIRECTOR, CONSULTANT OR ADVISOR. No Option will be granted to any key employee, DIRECTOR, CONSULTANT OR ADVISOR during any period of time when such key employee, DIRECTOR, CONSULTANT OR ADVISOR is on a leave of absence.

            (B) MAXIMUM GRANT TO ANY EMPLOYEE. THE MAXIMUM NUMBER OF COMMON SHARES WITH RESPECT TO WHICH OPTIONS OR SARS MAY BE GRANTED TO ANY EMPLOYEE UNDER THIS PLAN SHALL NOT EXCEED 500,000 ANNUALLY; PROVIDED, HOWEVER, THIS LIMITATION MAY BE INCREASED OR ADJUSTED WITH RESPECT TO ANY EMPLOYEE BY ONE OR MORE OF THE FOLLOWING EVENTS: (I) THE DEEMED EXERCISE OF AN OPTION WHEN A TANDEM SAR IS EXERCISED BY THE EMPLOYEE, PURSUANT TO
                  SECTION 6, (II) THE INCREASE, DECREASE OR EXCHANGE OF COMMON SHARES, PURSUANT TO SECTION 6, AND (III) THE SURRENDER OF AN OPTION AND THE GRANT OF A NEW OPTION BY THE EMPLOYEE, PURSUANT TO SECTION 7(H). ALL ADJUSTMENTS TO THE LIMITATION ON GRANTS OF OPTIONS OR SARS PROVIDED FOR IN THIS SECTION SHALL BE DETERMINED BY THE COMMITTEE, PURSUANT TO SECTION 4.

         6. SHARES SUBJECT TO THE PLAN; ADJUSTMENTS TO OPTIONS; GRANTS. Upon the approval of the Plan by the stockholders, [One Million (1,000,000)] TWO MILLION (2,000,000) presently authorized but unissued Common Shares of Ceres shall be reserved, allotted and set aside for issuance under the Plan, subject to the next sentence and Section 7(h). If a SAR is granted in tandem with an Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but the Common Shares which were issuable to such Option or the portion thereof to which the duly exercised SAR relates may be made available for reoffering under the Plan to any eligible key employee.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of Ceres or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                                                                         ANNEX B

                                QQLINK.COM, INC.

                     2000 KEY EMPLOYEE SHARE INCENTIVE PLAN

         1. GENERAL. This 2000 Key Employee Share Incentive Plan ("Plan") provides key employees of QQLink.com, Inc. ("QQLink"), its parent corporation or subsidiary corporations of QQLink with the opportunity to acquire or expand their equity interest in QQLink by making available for award or purchase shares of Class A common stock, par value $0.001 per share, of QQLink ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Options") and the granting of nontransferable options to receive payments based on the appreciation of Common Shares ("SARs"). Options and SARs are collectively referred to herein as "Grants;" an individual grant of Options is individually referred to herein as a "Grant QQLink intends that key employees may be granted, simultaneously or from time to time, Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under
Section 422 of the Code.

         2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide incentives to key employees of QQLink, its parent corporation or subsidiary corporations of QQLink, by encouraging such employees to acquire a larger share ownership in QQLink, thereby increasing their proprietary interest in QQLink's business and enhancing their personal financial interest in its success. For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the shares of which are directly or indirectly owned or controlled by QQLink. For purposes of the Plan, a "parent corporation" consists of any corporation that owns or controls fifty percent (50%) of the voting shares of QQLink.

         3. EFFECTIVE DATE OF THE PLAN. The Plan shall have a stated effective date of January 1, 2001. However, the Plan is and shall be effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the total votes cast on a proposal to approve the Plan at a meeting of the stockholders, at which a quorum is present, of QQLink and Ceres Group, Inc. ("Ceres"). If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is approved, no further stockholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 11 hereof.

         4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Compensation Committee of the Board of Directors of QQLink ("Committee") which shall consist of not less than three members. None of the Committee members shall be employees of QQLink, its parent corporation or its subsidiary corporations nor be eligible to receive an Option while serving as a member of the Committee. Each of the Committee members shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission, and each shall be an "outside director" within the meaning of Section 162(m) of the Code. The Board may also select one or more qualified Directors to serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. The Committee shall be authorized to administer the Plan in accordance with its terms and may adopt, amend or repeal such rules and regulations as the Committee may desire concerning the conduct of its affairs. The interpretation and construction by the Committee of any provision of the Plan or of any Grant under it and the administration of the Plan by the Committee shall be final.

         A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

         Subject to the terms and conditions of the Plan, the Committee is authorized and empowered:

                  (a) To select the key employees to whom Grants may be made;

                  (b) To determine the number of Common Shares to be covered by any Grant;

                  (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form and agreement used in connection with the grant of Options and SARs;

                  (d) To determine the time or times when Options and SARs will be granted and when they will terminate in whole or in part;

                  (e) To determine the time or times when Options and SARs that are granted may be exercised;

                  (f) To determine, at the time an Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

                  (g) To establish any other Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and

                  (h) To determine whether SARs will be made part of any Grants consisting of Options, and to approve any SARs made part of any such Grants pursuant to Section 8 hereof.

         6. EMPLOYEES ELIGIBLE FOR GRANTS.

            (a) Grants may be made from time to time to those key employees of QQLink, its parent corporation or a subsidiary corporation who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, employees who are also members of the Board of Directors (excluding members of the Committee), officers of QQLink, officers of its parent corporation and officers of any subsidiary corporation. However, Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by QQLink, its parent corporation or a subsidiary corporation. The Committee may grant more than one Option, with or without SARs, to the same key employee. No Option will be granted to any key employee during any period of time when such key employee is on a leave of absence.
            (b) MAXIMUM GRANT TO ANY EMPLOYEE. The maximum number of Common Shares with respect to which Options or SARs may be granted to any employee under this Plan shall not exceed 2,000,000 annually; provided, however, this limitation may be increased or adjusted with respect to any employee by one or more of the following events: (i) the deemed exercise of an Option when a tandem SAR is exercised by the employee, pursuant to Section 6, (ii) the increase, decrease or exchange of Common Shares, pursuant to Section 6, and (iii) the surrender of an Option and the grant of a new Option by the employee, pursuant to
                  Section 7(h). All adjustments to the limitation on grants of Options or SARs provided for in this section shall be determined by the Committee, pursuant to Section 4.

          6. SHARES SUBJECT TO THE PLAN; ADJUSTMENTS TO OPTIONS; GRANTS. Upon the approval of the Plan by the stockholders, 4,000,000 presently authorized but unissued Common Shares shall be reserved, allotted and set aside for issuance under the Plan, subject to the next sentence and Section 7(h). If a SAR is granted in tandem with an Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but the Common Shares which were issuable to such Option or the portion thereof to which the duly exercised SAR relates may be made available for reoffering under the Plan to any eligible key employee.

             If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of QQLink or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to an Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Share to make other adjustments to the securities subject to an Option or SAR, the provisions of the Plan, and to any related Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

         7. OPTION PROVISIONS.

            (a) GENERAL. The Committee may grant to key employees (also referred to as "optionees") either nontransferable Incentive Stock Options or Non-qualified Stock Options. However, an Incentive Stock Option shall only be granted within ten (10) years from the earlier of (i) the date this Plan is adopted by the Board of Directors of QQLink; or (ii) the date this Plan is approved by the stockholders of QQLink and Ceres.

            (b) OPTION PRICE. The option price per Common Share which may be purchased under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424 (d) of the Code), of more than ten percent (10%) of the total combined voting power of all classes of stock of QQLink, its parent corporation or any subsidiary corporation (a "Substantial Stockholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The Option price per Common Share under each Option granted pursuant to the Plan that is a Non-qualified Stock Option shall be determined by the Committee at the time of Grant. The fair market value of a Common Share shall be determined by the Committee in accordance with procedures to be established by it. The day on which the Committee approves the granting of an Option shall be considered the date on which such Option is granted.

            (c) PERIOD OF OPTION. The Committee shall determine when each Option is to expire. However, no Option (including without limitation, an Incentive Stock Option) may be exercisable for a period of more than ten (10) years from the date it is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Stockholder at the time of the grant of such Option shall be exercisable after the expiration of five (5) years from the date of grant of such Option.

            (d) LIMITATION ON EXERCISE AND TRANSFER OF OPTIONS. Only the key employee to whom an Option is granted may exercise such Option, except in those cases where a guardian or other legal representative has been duly appointed for such key employee, and except as otherwise provided in the case of such key employee's death. No Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution; provided, however, that if so provided in the instrument evidencing the Option, the Committee may permit an optionee to transfer the Option during his/her lifetime to one or more members of his family or to one or more trusts for the benefit of one or more members of his/her family so long as no consideration is paid for such transfer and such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate. No Option granted hereunder can be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

            (e) EMPLOYMENT; HOLDING PERIOD REQUIREMENTS FOR CERTAIN OPTIONS. The Committee may condition the exercise of any Option granted hereunder upon the continued employment of the optionee by QQLink, its parent corporation or a subsidiary or parent corporation, and may make any such Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option until the date three (3) months prior to the date such Option is exercised, such optionee must be an employee of QQLink, its parent corporation or a subsidiary corporation, but always subject to the right of QQLink, its parent corporation or any subsidiary corporation to terminate such optionee's employment during such period. Each Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of such requirements, if any, an Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the Option period; however, such exercise right(s) shall be limited to blocks of at least one hundred (100) Common Shares.

            (f) PAYMENT OF OPTION PRICE. An Option shall be exercised by an optionee giving written notice to QQLink of his/her intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for an Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code or cause any Common Share issued in connection with the exercise of an Option not to be a fully paid and non-assessable Common Share.

            (g) CERTAIN REISSUANCES OF OPTIONS. To the extent Common Shares are surrendered by an optionee in connection with the exercise of an Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

                (i) The number of Common Shares issuable pursuant to the new Options shall be equal to the number of Common Shares being surrendered by the optionee;

                (ii) The option price per Common Share shall be equal to the fair market value of a Common Share, on the date of exercise of those Options whose exercise caused such Grant; and

                (iii) The terms and conditions of such Options shall in all other respects replicate the terms and conditions of those Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7 or in conflict with the remaining provisions of the Plan.

            (h) CANCELLATION AND REPLACEMENT OF OPTIONS; REALLOCATION OF UNUSED COMMON SHARES. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of Options. The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of differ from which may differ from the terms and conditions of the Options surrendered. Any such new Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Option so surrendered, and/or any, Common Shares subject to any Option that has lapsed, been forfeited, or been cancelled and extinguished in connection with the exercise of an SAR, shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Options in connection with the surrender of outstanding Options under this Plan shall be considered for the purposes of the Plan as the granting of new Options and not an alteration, amendment or modification of the Plan or of the Options being surrendered. Common Shares that are not purchased through the exercise of Options that terminate or lapse may be used for further Grants under the Plan.

            (i) LIMITATION ON EXERCISABLE INCENTIVE STOCK OPTIONS. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other Incentive Stock Options granted by QQLink or by its parent corporation or subsidiary corporation.

8. SHARE APPRECIATION RIGHTS. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant. Such rights shall be known as SARs. SARs may (but need not) be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Options. SARs will be granted upon terms and conditions specified by the Committee receiving such Grant, or by its parent corporation or a subsidiary corporation if such parent corporation or subsidiary corporation, as the case may be, is the employer of the key employee receiving such Grant. No optionee is entitled to a Grant of SARs solely as a result of the grant of an Option to him. Any SAR if granted in tandem with a Grant of Options, may only be exercised by the holder thereof with respect to all, or a portion, of the Options to which such tandem SAR applies. When granted in tandem with an Option, a SAR shall provide that the holder of an Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee (in the same manner as such value is determined for purposes of the granting of Options), over the price to be paid for such Common Shares under such Option. Such amount will be payable by either QQLink, its parent corporation, or the subsidiary corporation, whichever such corporation is the employer of the employee, in one or more of the following manners, as determined by the Committee:

            (a) cash (or check);

            (b) Common Shares having a fair market value equal to such amount;
or

            (c) a combination of cash (or check) and Common Shares.

In the case of SARs granted in tandem with Options, in no event may any person exercise any such SARs unless (i) such person is then permitted to exercise the Options with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the tandem Options, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Option hereunder shall be made a part of the Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of an Option or SAR shall impose no obligation upon the optionee to exercise such Option or SAR. The obligation of QQLink, its parent corporation, or a subsidiary corporation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

         After the Grant of a SAR, an optionee intending to rely on an exemption from Section 16(b) of Exchange Act may be required, if determined necessary by the Committee, to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of cash settlement.

         9. TERMINATION OF EMPLOYMENT. If a key employee ceases to be an employee of QQLink, its parent corporation and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his/her Grants shall, unless extended by the Committee on or before his/her date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his/her Options or SARs.

If termination of employment is due to death or permanent and total disability, then outstanding Options and SARs may be exercised within the one (1) year period ending on the first anniversary of such death or permanent and total disability. In the case of death, such outstanding Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Option or SAR be exercisable after the expiration of the Option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death.

         Subject to the discretion of the Committee, if a key employee terminates employment with QQLink, its parent corporation and all subsidiary corporations because of normal or early retirement under the Retirement Plan for Employees of Ceres (or any successor retirement plan), any then-outstanding Options or SARs held by such key employee shall lapse at the earlier of the end of the term of such Option or SAR, or ninety (90) days after such retirement or permanent and total disability.

         If a key employee of QQLink, its parent corporation or one of its subsidiary corporations is granted a leave of absence because of sickness or the need to enter military service, his/her employment with QQLink, its parent corporation or such subsidiary corporation shall not be considered terminated, and he/she shall be deemed an employee of QQLink, its parent corporation or such subsidiary corporation during such leave of absence or any extension thereof granted by QQLink, its parent corporation or such subsidiary corporation.

         10. CHANGE IN CONTROL. Upon the occurrence of a Change in Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Options and SARs granted under this Plan shall immediately vest and become exercisable in full. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

             (i) if there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan), that has the result that stockholders of QQLink immediately before such transaction cease to own at least fifty-one percent (51%) of the voting stock of QQLink or of any entity that results from the participation of QQLink in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

             (ii) if the stockholders of QQLink approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which QQLink does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

             (iii) if the stockholders of QQLink approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of QQLink (unless such plan is subsequently abandoned).

             In determining whether a Change in Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of QQLink), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule l3d-3(d)(l)(i) as in effect on the date hereof pursuant to the Exchange Act.

         11. AMENDMENT, SUSPENSION AND TERMINATION. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of QQLink, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of stockholders, shall any action of the Committee or the Board of Directors result in:

             (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

             (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

             (c) Materially increasing the benefits accruing to participants under this Plan, except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

         12. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may condition any Grant hereunder upon receipt of the following investment representation from the optionee:

         "I agree that any Common Shares of QQLink.com, Inc. that I may acquire by virtue of this Option or SAR shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or posteffective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or
         (ii) there is presented to QQLink.com, Inc., an opinion of counsel satisfactory to QQLink.com, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

         QQLink shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Option or SAR granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iii) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

         13. GENERAL PROVISIONS. The form and substance of Option agreements and SAR agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any key employee any right to continue in the employ of QQLink, its parent corporation or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of QQLink, its parent corporation or any subsidiary corporation to terminate his/her employment at any time, with or without cause. Nothing contained in this Plan or in any Option agreement or SAR shall be construed as entitling any optionee to any rights of a stockholder as a result of the grant of an Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. The successors and assigns of QQLink may assume this Plan. The liability of QQLink under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on QQLink in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The expense of administering the Plan shall be borne by QQLink. The Plan and all Options and actions taken thereunder and any agreements relating thereto shall be governed by, and controlled in accordance with the laws of QQLink's state of incorporation, without regard to its conflicts of law principles or statute. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

         14. TERMINATION OF THE PLAN. This Plan shall terminate on the tenth
(10th) anniversary of its effective date, as determined in accordance with
Section 3 of this Plan, but no later than January 1, 2011. This Plan may be terminated earlier in accordance with Section 11 of this Plan. After the Plan terminates, no Options or SARs shall be granted hereunder. All Options and SARs outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.

                                                                         ANNEX C

                                CERES GROUP, INC.
                             AUDIT COMMITTEE CHARTER
                                    YEAR 2000

Statement of Policy

The audit committee shall assist the board of directors in monitoring (1) the integrity of the financial statements of the company; (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors. In doing so, the audit committee is responsible for maintaining free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Organization

The board of directors shall appoint the audit committee. The composition of the audit committee shall satisfy the requirements of Nasdaq Stock Market, Inc., concerning the number, independence, financial literacy and experience of members.

Responsibilities and Processes

The audit committee shall report regularly to the board of directors. The committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board of directors for approval.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee. The committee shall review and recommend to the directors, after consultation with the financial management of the company, the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries. The committee shall discuss with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The audit committee shall approve any revisions to the company's Code of Conduct and shall confirm with management that all employees, officers and directors have signed the company's Code of Conduct.

The audit committee shall prepare the report of the audit committee required by the rules of the Securities and Exchange Commission (SEC) to be included in the company's annual proxy statement.

Limit of Responsibility

While the audit committee has the responsibilities and powers set forth in this Charter, the duties of the audit committee do not include planning or conducting audits or determining whether the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, those duties are the responsibility of management and the independent auditor. The audit committee is also not responsible for conducting investigations, resolving disagreements, if any, between management and the independent auditor nor assuring compliance with laws and regulations and the company's Code of Conduct.

                                  DETACH CARD
--------------------------------------------------------------------------------

                               CERES GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2001
                            AT 2:00 P.M. LOCAL TIME

The undersigned hereby constitutes and appoints Charles E. Miller, Jr. and Kathleen L. Mesel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Ceres Group, Inc. to be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, June 12, 2001 at 2:00 p.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

          THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1
                   AND "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5.

1. Directors: Andrew A. Boemi; Michael A. Cavataio; Bradley E. Cooper; Susan S. Fleming; Rodney L. Hale; Robert J. Lunn; Peter W. Nauert; William J. Ruh and Robert A. Spass.
FOR  [ ]    WITHHELD  [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):  [ ]

--------------------------------------------------------------------------------
2. Approval of amendments to our 1998 Key Employee Share Incentive Plan.

FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]

3. Approval of the QQLink.com, Inc. 2000 Key Employee Share Incentive Plan for our subsidiary, QQLink.com, Inc.

FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]

4. Approval of performance-based compensation for Peter W. Nauert, our President and Chief Executive Officer.

FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]
                                SEE REVERSE SIDE

                                  DETACH CARD
--------------------------------------------------------------------------------

5. Ratification of Ernst & Young, LLP as our independent accountants for the fiscal year ending December 31, 2001.

FOR  [ ]     AGAINST  [ ]    ABSTAIN  [ ]

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                              Dated                      , 2001
                                                   ----------------------

                                              ----------------------------------

                                              Signature

                                              ----------------------------------

                                              Signature

                                              ----------------------------------

                                              Title

                                              NOTE: PLEASE SIGN AS NAME APPEARS
                                              HEREON. JOINT OWNERS SHOULD EACH
                                              SIGN. WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE FULL
                                              TITLE AS SUCH.